_______________________________________________________________
_______________________________________________________________


                     PF ACQUISITION CORP.,

                                    as Issuer,


                  PRO-FAC COOPERATIVE, INC.,

                                   as Guarantor,


                              and


              IBJ SCHRODER BANK & TRUST COMPANY,

                                    as Trustee


                     ____________________

                           INDENTURE

                 Dated as of November 3, 1994

                     ____________________


                         $160,000,000

              12 1/4% Senior Subordinated Notes due 2005





_______________________________________________________________
_______________________________________________________________

                     CROSS-REFERENCE TABLE

TIA Section                                   Indenture Section

SS 310(a)(1) ............................                 7.10
      (a)(2) ............................                 7.10
      (a)(3) ............................                 N.A.
      (a)(4) ............................                 N.A.
      (a)(5) ............................                 N.A.
      (b) ...............................      7.8; 7.10; 12.2
      (c) ...............................                 N.A.
SS 311(a) ...............................            7.7; 7.11
      (b) ...............................            7.7; 7.11
      (c) ...............................                 N.A.
SS 312(a) ...............................                  2.5
      (b) ...............................                 12.3
      (c) ...............................                 12.3
SS 313(a) ...............................                  7.6
      (b)(1) ............................                  7.6
      (b)(2) ............................                  7.6
      (c) ...............................            7.6; 12.2
      (d) ...............................                  7.6
SS 314(a) ...............................       4.6; 4.7; 12.2
      (b) ...............................                 N.A.
      (c)(1) ............................                 12.4
      (c)(2) ............................                 12.4
      (c)(3) ............................                 12.4
      (d) ...............................                 N.A.
      (e) ...............................                 12.5
      (f) ...............................                 N.A.
SS 315(a) ...............................               7.1(b)
      (b) ...............................            7.5; 12.2
      (c) ...............................               7.1(a)
      (d) ...............................               7.1(c)
      (e) ...............................                 6.10
SS 316(a) (last sentence) ...............                  2.9
      (a)(1)(A) .........................                  6.4
      (a)(1)(B) .........................                  9.2
      (a)(2) ............................                 N.A.
      (b) ...............................                  6.6
      (c) ...............................                  9.4
SS 317(a)(1) ............................                  6.7
      (a)(2) ............................                  6.8
      (b) ...............................                  2.4
SS 318(a) ...............................                 12.1

____________________
N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                       TABLE OF CONTENTS
Section                                                    Page

                           ARTICLE I

                        DEFINITIONS AND
                  INCORPORATION BY REFERENCE

1.1    Definitions .....................................     1
1.2    Incorporation by Reference of Trust
         Indenture Act .................................    20
1.3    Rules of Construction ...........................    21

                          ARTICLE II

                        THE SECURITIES

2.1    Form and Dating .................................    21
2.2    Execution and Authentication ....................    22
2.3    Registrar and Paying Agent ......................    23
2.4    Paying Agent to Hold Money in Trust..............    23
2.5    Securityholder Lists ............................    24
2.6    Transfer and Exchange ...........................    24
2.7    Replacement Securities ..........................    30
2.8    Outstanding Securities ..........................    31
2.9    Treasury Securities .............................    31
2.10   Temporary Securities ............................    32
2.11   Cancellation ....................................    32
2.12   Defaulted Interest ..............................    33
2.13   CUSIP Number ....................................    33
2.14   Deposit of Moneys ...............................    33

                          ARTICLE III

                          REDEMPTION

3.1    Notices to Trustee ..............................    34
3.2    Selection of Securities to Be
         Redeemed ......................................    34
3.3    Notice of Redemption ............................    34
3.4    Effect of Notice of Redemption ..................    36
3.5    Deposit of Redemption Price .....................    36
3.6    Securities Redeemed in Part .....................    36
3.7    Limitations .....................................    37

                          ARTICLE IV

                           COVENANTS

4.1    Payment of Securities ...........................    37
4.2    Maintenance of Office or Agency .................    37

Section                                                    Page

4.3    Corporate Existence .............................    38
4.4    Payment of Taxes and Other Claims ...............    38
4.5    Maintenance of Properties; Insurance;
         Books and Records; Compliance with
         Law ...........................................    39
4.6    Compliance Certificates .........................    40
4.7    Reports .........................................    41
4.8    Limitation on Incurrence of
         Indebtedness and Issuance of
         Preferred Stock ...............................    41
4.9    Limitation on Liens .............................    43
4.10   Limitation on Restricted Payments ...............    44
4.11   Disposition of Proceeds of Asset
         Sales .........................................    46
4.12   Transactions with Affiliates ....................    50
4.13   Limitation on Sale and Leaseback
         Transactions ..................................    51
4.14   Change of Control ...............................    51
4.15   Limitation on Dividends and Other Pay-
         ment Restrictions Affecting Subsid-
         iaries ........................................    53
4.16   Waiver of Stay; Extension of Usury
         Laws ..........................................    54
4.17   Subsidiary Guarantees ...........................    54
4.18   Limitation on Certain Transactions
         with Pro-Fac ..................................    54
4.19   Limitation on Other Senior Subordi-
         nated Indebtedness ............................    55
4.20   Securities Owned by the Company or an
         Affiliate of the Company ......................    55

                           ARTICLE V

                     SUCCESSOR CORPORATION

5.1    When Company May Merge, Etc. ....................    55
5.2    Successor Entity Substituted ....................    57

                          ARTICLE VI

                     DEFAULT AND REMEDIES

6.1    Events of Default ...............................    57
6.2    Acceleration ....................................    59
6.3    Other Remedies ..................................    60
6.4    Control by Majority .............................    60
6.5    Limitation on Suits .............................    61
6.6    Rights of Holders to Receive Payment ............    61
6.7    Collection Suit by Trustee ......................    62

Section                                                    Page

6.8    Trustee May File Proofs of Claim ................    62
6.9    Priorities ......................................    63
6.10   Undertaking for Costs ...........................    63
6.11   Willful Default .................................    64

                          ARTICLE VII

                            TRUSTEE

7.1    Duties of Trustee ...............................    64
7.2    Rights of Trustee ...............................    66
7.3    Individual Rights of Trustee ....................    67
7.4    Trustee's Disclaimer ............................    67
7.5    Notice of Defaults ..............................    67
7.6    Reports by Trustee to Holders ...................    68
7.7    Compensation and Indemnity ......................    68
7.8    Replacement of Trustee ..........................    69
7.9    Successor Trustee by Merger, Etc. ...............    70
7.10   Eligibility; Disqualification ...................    71
7.11   Preferential Collection of Claims
         Against Company ...............................    71

                         ARTICLE VIII

              DISCHARGE OF INDENTURE; DEFEASANCE

8.1    Termination of Company's Obligations ............    71
8.2    Legal Defeasance and Covenant
         Defeasance.....................................    72
8.3    Application of Trust Money ......................    76
8.4    Repayment to Company ............................    76
8.5    Reinstatement ...................................    77

                          ARTICLE IX

              AMENDMENTS, SUPPLEMENTS AND WAIVERS

9.1    Without Consent of Holders ......................    77
9.2    With Consent of Holders .........................    78
9.3    Compliance with Trust Indenture Act .............    80
9.4    Revocation and Effect of Consents ...............    80
9.5    Notation on or Exchange of Securities ...........    80
9.6    Trustee To Sign Amendments, Etc. ................    81
9.7    Effect on Senior Indebtedness ...................    81

Section                                                    Page

                           ARTICLE X

                         SUBORDINATION

10.1   Securities Subordinated to Senior
         Indebtedness ..................................    81
10.2   No Payment on Securities in Certain
         Circumstances .................................    82
10.3   Payment Over of Proceeds upon Dissolu-
         tion, Etc. ....................................    84
10.4   Payments May Be Paid Prior to Dissolu-
         tion ..........................................    85
10.5   Subrogation .....................................    86
10.6   Obligations of the Company Uncondi-
         tional ........................................    86
10.7   Notice to Trustee ...............................    86
10.8   Reliance on Judicial Order or Certifi-
         cate of Liquidating Agent .....................    87
10.9   Trustee's Relation to Senior Indebted-
         ness ..........................................    88
10.10  Subordination Rights Not Impaired by
         Acts or Omissions of the Company or
         Holders of Senior Indebtedness ................    88
10.11  Holders Authorize Trustee To Effec-
         tuate Subordination of Securities .............    89
10.12  This Article Ten Not To Prevent Events
         of Default ....................................    90
10.13  Trustee's Compensation Not Prejudiced ...........    90

                          ARTICLE XI

                    GUARANTEE OF SECURITIES

11.1   Unconditional Guarantee..........................    90
11.2   Severability.....................................    91
11.3   Release of a Subsidiary Guarantor................    91
11.4   Limitation of Subsidiary Guarantor's
         Liability......................................    92
11.5   Contribution.....................................    93
11.6   Waiver of Subrogation............................    93
11.7   Agreement To Subordinate ........................    94
11.8   Execution of Guarantee...........................    94

Section                                                    Page

                          ARTICLE XII

                         MISCELLANEOUS

12.1   Trust Indenture Act Controls ....................    95
12.2   Notices .........................................    95
12.3   Communications by Holders with Other
         Holders .......................................    97
12.4   Officers' Certificate and Opinion of
         Counsel as to Conditions Precedent ............    97
12.5   Statements Required in Officers' Cer-
         tificate and Opinion of Counsel ...............    98
12.6   Rules by Trustee, Paying Agent, Regis-
         trar ..........................................    99
12.7   Legal Holidays ..................................    99
12.8   Governing Law ...................................    99
12.9   No Recourse Against Others ......................    99
12.10  Successors ......................................    99
12.11  Counterparts ....................................    99
12.12  Severability ....................................    99
12.13  Table of Contents, Headings, Etc. ...............   100
12.14  Certain Registration Rights .....................   100


SIGNATURES .............................................   101


EXHIBIT A   -  Form of Security
EXHIBIT B   -  Form of Transferor Certificate
EXHIBIT C   -  Global Security Legend

          INDENTURE, dated as of November 3, 1994, among PF ACQUISITION CORP., a corporation incorporated under the laws of the State of New York (the 'Company'), PRO-FAC COOPERATIVE, INC., a cooperative corporation incorporated under the laws of the State of New York ('Pro-Fac'), and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation, as trustee (the 'Trustee').

          The Company has duly authorized the creation of an issue of 12 1/4% Senior Subordinated Notes Due 2005 (the 'Securi-ties'), and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

          Pro-Fac has duly authorized its senior subordinated guarantee of the Securities and to provide therefor Pro-Fac has duly authorized the execution and delivery of this Indenture and its Guarantee (as hereinafter defined) of the Securities.

          All things necessary have been done to make the Secu-rities and the Guarantee thereof, when executed by the Company and Pro-Fac, respectively, and authenticated and delivered hereunder and duly issued by the Company and Pro-Fac, respec-tively, the valid obligations of the Company and Pro-Fac and to make this Indenture a valid agreement of the Company and Pro-Fac, in accordance with the terms hereof.

          The Company and Pro-Fac, as Guarantor, jointly and severally, and the Trustee hereto agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as hereinafter defined) of the Securities:

                           ARTICLE I

          DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.1  Definitions.

          'Acquired Debt' means, with respect to any specified
Person: (i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsid-iary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness encumbering any asset acquired by such specified Person.

          'Acquisition' means (i) the acquisition by the Com-pany of 90% or more of the outstanding shares of each class of the capital stock of Curtice-Burns and (ii) the Merger.

          'Additional Payment' means additional payments by the Company to the Holders of Securities in an amount equal to one-half percent per annum of the principal amount thereof.

          'Adjusted Net Assets' has the meaning provided in
Section 11.5.

          'Affiliate' of any specified Person means (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such speci-fied Person and (ii) with respect to Pro-Fac and the Company, any member of Pro-Fac that is a director of Pro-Fac or that has beneficial ownership of more than 1% of the voting securities of Pro-Fac. For purposes of this definition, 'control' (including, with correlative meanings, the terms 'controlling,' 'controlled by' and 'under common control with'), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; pro-vided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

          'Affiliate Transaction' has the meaning provided in
Section 4.12.

          'Agent' means any Registrar, Paying Agent or co-registrar.

          'Asset Sale' has the meaning provided in
Section 4.11(a).

          'Asset Sale Offer' has the meaning provided in Sec-tion 4.11(b).

          'Asset Sale Payment Date' means a date chosen by the Company that is within 60 days of the date that the aggregate amount of Excess Proceeds first exceeds $10.0 million.

          'Attributable Debt' in respect of a sale and lease-back transaction means, at the time of determination, the pre-sent value (discounted at the actual rate of interest implicit in such transaction) of the obligation of the lessee for net rental payments during the remaining terms of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

          'Bankruptcy Law' means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

          'Board of Directors' means with respect to any Per-son, the Board of Directors of such Person or any committee of such Board of Directors authorized to act for it hereunder.

          'Board Resolution' means with respect to any Person, a copy of a resolution certified by the Secretary or an Assis-tant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          'Book-Entry Security' means a Security represented by a Global Security and registered in the name of the nominee of the Depository.

          'Borrowing Base' means, as of any date, an amount equal to the sum of (i) 80% of the face amount of all accounts receivable owned by the Company and its Subsidiaries as of such date and (ii) 50% of the book value of all inventory owned by the Company and its Subsidiaries as of such date (calculated in each case in accordance with the New Credit Agreement). To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company may utilize the most recent available information for purposes of calculating the Borrowing Base.

          'Business Day' means any day except a Saturday, a Sunday or any day on which banking institutions in New York, New York are required or authorized by law or other governmen-tal action to be closed.

          'Capital Lease Obligation' means, at the time any determination thereof is to be made, the amount of the lia-bility in respect of a capital lease that would at such time be required to be capitalized on the balance sheet in accordance with GAAP.

          'Capital Stock' means any and all shares, interests, participations, rights or other equivalents (however desig-nated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that con-fers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

          'Cash Equivalents' means (i) United States dollars,
(ii) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having remaining maturities of not more than 12 months from the date of acquisition and rated at least 'A' or the equivalent by either Moody's Investors Service, Inc. or Standard & Poor's Corporation, (iii) certificates of deposit and Eurodollar time deposits with remaining maturities of not more than 12 months from the date of acquisition, bankers' acceptances with maturities not more than 12 months and over-night bank deposits, in each case with any lender party to the New Credit Agreement or with any domestic commercial bank hav-ing capital and surplus in excess of $250 million and a Keefe Bank Watch Rating of B or better, (iv) repurchase Obligations with a term of not more than 30 days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications spec-ified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing not more than 12 months after the date of acquisition, (vi) any security with a remaining maturity of not more than 12 months from the date of acquisition backed by standby or direct pay letters of credit issued by any bank satisfying the require-ments of clause (iii) above, and (vii) any money-market fund sponsored by any registered broker-dealer or mutual fund dis-tributor that invests solely in instruments of the types set forth above.

          'Certificated Security' has the meaning provided in
Section 2.1.

          'Change of Control' means the occurrence of any of the following, other than in connection with the Acquisition:
(i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of Pro-Fac's or the Company's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the consummation of any transaction the result of which is that any Person or group (as such term is used in Section 13(d)(3) of the Exchange
Act) owns, directly or indirectly, (A) more than 50% of the voting power of the voting stock of Pro-Fac or the Company or
(B) more than 30% of the voting power of the voting stock of the Company if Pro-Fac owns, directly or indirectly, a lesser percentage than such Person or group of the voting power of the voting stock of the Company, (iii) the first date on which any Person or group (as defined above) shall have elected, or caused to be elected, a sufficient number of its or their nomi-nees to the Board of Directors of Pro-Fac or the Company such that the nominees so elected (regardless of when elected) shall collectively constitute a majority of the Board of Directors of Pro-Fac or the Company, as the case may be, or (iv) for a period of 120 consecutive days, the number of Disinterested Directors on the Board of Directors of the Company being less than the greater of (A) two and (B) the number of directors of the Company who are Pro-Fac Directors. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting stock of Pro-Fac or the Company shall be deemed to be a transfer of such portion of the voting stock owned by such entity as corresponds to the portion of the equity of such entity that has been so transferred.

          'Change of Control Offer' has the meaning provided in
Section 4.14.

          'Change of Control Payment' has the meaning provided in Section 4.14.

          'Change of Control Payment Date' has the meaning pro-vided in Section 4.14.

          'Commercial Market Value' means Commercial Market
Value determined in accordance with the Pro-Fac Marketing
Agreement.

          'Company' means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

          'Consolidated Cash Flow' means, with respect to any Person for any period, the Consolidated Net Income of such Per-son for such period plus (i) an amount equal to the noncash portion of any extraordinary loss and any loss realized in con-nection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus
(ii) the Consolidated Income Tax Expense of such Person for such period (other than income tax expense (either positive or negative) attributable to extraordinary gains or losses or gains or losses on Asset Sales), plus (iii) in the case of the Company, the Pro-Fac share of earnings or loss as determined in

                                   6
accordance with the Pro-Fac Marketing Agreement, plus (iv) the Consolidated Interest Expense of such Person for such period, plus (v) depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash charges (excluding any such non-cash charge that results in an accrual of a reserve for cash charges in any future period) of such Person for such period to the extent such depreciation, amorti-zation and other non-cash charges were deducted in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP.

          'Consolidated Income Tax Expense' means, with respect to any Person for any period, the income tax expense of such Person and its Subsidiaries for such period that was deducted in computing the Consolidated Net Income of such Person for such period, determined on a consolidated basis in accordance with GAAP.

          'Consolidated Interest Expense' means, without dupli-cation, with respect to any Person for any period, the sum of the interest expense on all Indebtedness of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without limitation
(i) imputed interest on Capital Lease Obligations and Attribut-able Debt, (ii) commissions, discounts and other fees and charges owed with respect to letters of credit securing finan-cial Obligations and bankers' acceptance financing, (iii) the net costs associated with Hedging Obligations,
(iv) amortization of financing fees and expenses, (v) the interest portion of any deferred payment Obligations,
(vi) amortization of debt discount or premium, if any,
(vii) all other non-cash interest expense, (viii) capitalized interest, (ix) all interest payable with respect to discontin-ued operations, and (x) all interest on any Indebtedness of any other Person guaranteed by the referent Person or any of its Subsidiaries to the extent paid by the referent Person or any such Subsidiary.

          'Consolidated Net Income' means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that
(i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Subsid-iary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of

                                   7
dividends or similar distributions by that Subsidiary of such Net Income is not at the date of determination permitted with-out any governmental approval (which has not been obtained) or directly or indirectly, by operation of the terms of its char-ter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting prin-ciples shall be excluded; provided, that in calculating the Consolidated Net Income for the Company, any charges recognized in connection with the Company's elimination of its Nalley's U.S. Chips and Snacks line of business or the change of control of the Company, in each case subsequent to June 25, 1994 and net of any related tax benefits, shall be excluded.

          'Consolidated Net Worth' means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disquali-fied Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock determined in accordance with GAAP, less all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person.

          'Consolidated Tangible Assets' means with respect to any Person as of any date, the total assets of such Person and its Subsidiaries (excluding any assets that would be classified as 'intangible assets' under GAAP) on a consolidated basis at such date, as determined in accordance with GAAP, less all write-ups subsequent to the date of this Indenture in the book value of any asset owned by such Person or any of its Subsid-iaries (except to the extent that any such write-up was required by GAAP as a result of an acquisition by such Person or any such Subsidiary accounted for as a purchase.

          'Consummate' has the meaning provided in the Regis-tration Rights Agreement. 'Consummated' and 'Consummation' have correlative meanings.

          'Curtice-Burns' means Curtice-Burns Foods, Inc., a
New York corporation, and the survivor of the Merger.

          'Custodian' has the meaning provided in Section
6.1(b).

          'Default' means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          'Depository' means, with respect to the Securities issued in the form of one or more Book-Entry Securities, The Depository Trust Company or another person designated as Depos-itory by the Company, which must be a clearing agency regis-tered under the Exchange Act.

          'Disinterested Directors' means directors of the Com-pany who are not employees, shareholders (at the time of becom-ing directors) or otherwise Affiliates (other than by reason of being a director of the Company) of either Pro-Fac or the Com-pany.

          'Disqualified Stock' means any Capital Stock and all warrants, options and other rights to acquire Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund Obligation or otherwise, or redeem-able at the option of the holder thereof, in whole or in part, on or prior to a date that is one year after the date on which the Securities mature.

          'Equity Interests' means Capital Stock and all war-rants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

          'Event of Default' has the meaning provided in Sec-tion 6.1(a).

          'Excess Proceeds' has the meaning provided in Section
4.11(b).

          'Exchange Act' means the Securities Exchange Act of
1934, as amended.

          'Exchange Offer' has the meaning specified in the Registration Rights Agreement.

          'Fair value' or 'fair market value' means, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors acting in good faith and shall be evidenced by a Board Resolution delivered to the Trustee.

          'Fixed Charge Coverage Ratio' means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period (exclusive of amounts attributable to discontinued operations, as determined in accordance with GAAP, or operations and businesses disposed of prior to the Calculation Date (as defined below)) to the Fixed Charges of such Person for such period (exclusive of amounts attributable to discontinued operations, as determined in accordance with GAAP, or operations and businesses disposed of prior to the Calculation Date, but only to the extent that the Obligations giving rise to such Fixed Charges would no longer be Obligations contributing to such Person's Fixed Charges sub-sequent to the Calculation Date). In the event that the Com-pany or any of its Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrow-ings) or Attributable Debt or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the 'Calculation Date'), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or repayment of Indebtedness or Attributable Debt, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, acquisitions that have been made by the referent Person or any of its Subsidiaries, including all mergers and consolidations, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period; provided, however, that if any such calcula-tion requires the use of any quarter prior to the date of this

Indenture, such calculation for such quarter shall be made on a pro forma basis giving effect to the Acquisition, including the financing thereof, as if the same had occurred at the beginning of such four-quarter period.

          'Fixed Charges' means, with respect to any Person for any period, the sum of (a) the Consolidated Interest Expense of such Person and its Subsidiaries for such period, and (b) the product of (i) all cash dividend payments (and non-cash divi-dend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person or a Subsidiary of such Person, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

          'Funding Guarantor' has the meaning provided in Sec-tion 11.5.

          'GAAP' means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

          'Global Security' means a permanent global security in registered form, substantially in the form set forth in Exhibit A and containing the legend set forth in Exhibit C, deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as provided herein.

          'Guarantee' has the meaning provided in Section 11.1.

          'Guarantor' means Pro-Fac, any Subsidiary Guarantor and any successor to or assignee of all or substantially all of the assets of any of them pursuant to Section 5.2.

          'Hedging Obligations' means, with respect to any Per-son, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in inter-est rates or the value of foreign currencies.

          'Holder' or 'Securityholder' means the Person in whose name a Security is registered on the Registrar's books.

          'Indebtedness' means, with respect to any Person,
(i) any indebtedness of such Person (including Acquired Debt and Attributable Debt), whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any such indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person pre-pared in accordance with GAAP, (ii) all indebtedness of others secured by a Lien on any asset of such Person whether or not such indebtedness is assumed by such Person, and (iii) to the extent not otherwise included, the guarantee of any indebted-ness of any other Person by such Person.

          'Indenture' means this Indenture as amended or sup-plemented from time to time pursuant to the terms hereof.

          'Institutional Accredited Investor' means an institu-tional 'accredited investor' within the meaning of Rule 501(a)(1), (2), (3) and (7) under the Securities Act.

          'interest,' when used with respect to any Security, means the amount of all interest accruing on such Security, including all interest accruing subsequent to the occurrence of any events specified in Sections 6.1(a)(ix) and (x) or which would have accrued but for any such event.

          'Interest Payment Date,' when used with respect to any Security, means the stated maturity of an installment of interest specified in such Security.

          'Investments' means, with respect to any Person, all
(i) investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), (ii) purchases or other acquisi-tions for consideration of Indebtedness, (iii) Equity Interests or other securities and (iv) other items that are or would be classified as investments on a balance sheet prepared in accor-dance with GAAP.

          'Legal Holiday' means any day other than a Business
Day.

          'Letter of Credit Facility' means that portion of the New Credit Agreement that provides for the issuance of letters of credit, with an aggregate face amount not in excess of $10.0 million at any time outstanding, naming the Company as the account party.

          'Lien' means, with respect to any asset, any mort-gage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agree-ment to give any financing statement under the Uniform Commer-cial Code (or equivalent statutes) of any jurisdiction).

          'Liquidated Damages' means amounts payable pursuant to Section 5 of the Registration Rights Agreement.

          'LLC Restructuring' has the meaning provided in
Section 5.1.

          'Maturity Date,' when used with respect to any Secu-rity, means the date specified in such Security as the fixed date on which the final installment of principal of such Secu-rity is due and payable (in the absence of any acceleration thereof pursuant to Section 6.2).

          'Merger' means the merger under New York law of the Company with and into Curtice-Burns, with Curtice-Burns being the surviving entity.

          'Net Income' means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), or (b) the disposition of any securities or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries, and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

                                   13
          'Net Proceeds' means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness that is by its terms subordinated to the Securities) upon sale of the asset or assets that are the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets.

          'New Credit Agreement' means the Term Loan, Term Loan Facility and Seasonal Loan Agreement by and among the Company, Curtice-Burns and Springfield Bank for Cooperatives in the form existing as of the Closing Date, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, mod-ified, renewed, restated, refunded, replaced or refinanced in whole or in part from time to time.

          'Non-payment Default' has the meaning provided in
Section 10.2(b).

          'Obligations' means any principal, interest, penal-ties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          'Officer' means the Chairman, the President, any Vice
President, the Chief Financial Officer, the Treasurer, the Sec-retary or the Controller of the Company.

          'Officers' Certificate' means a certificate reason-ably satisfactory to the Trustee and in compliance with the terms of this Indenture signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company.

          'Opinion of Counsel' means a written opinion reason-ably satisfactory to the Trustee and in compliance with the terms of this Indenture from legal counsel who is reasonably acceptable to the Trustee, which may include counsel to the Company, any Subsidiary of the Company, Pro-Fac or the Trustee.

          'Participating Guarantor' has the meaning provided in
Section 11.4.

          'Participating Indebtedness' has the meaning provided in Section 11.4.

          'Paying Agent' has the meaning provided in Section
2.3.

          'Payment Blockage Notice' has the meaning provided in
Section 10.2(b).

          'Payment Blockage Period' has the meaning provided in
Section 10.2(b).

          'Payment Default' has the meaning provided in
Section 10.2(a).

          'Permitted Asset Sale Consideration' means securities and other non-cash consideration acquired by the Company or any of its Subsidiaries as consideration for the sale of assets or Equity Interests in an Asset Sale having an aggregate fair mar-ket value (measured as of the date of acquisition) that does not exceed 5% of the Consolidated Tangible Assets of the Com-pany and its Subsidiaries as of the most recently ended fiscal quarter for which financial statements are available immedi-ately preceding the date such consideration is acquired. The fair market value of Permitted Asset Sale Consideration shall be determined in good faith by the Company's Board of Directors on the date on which it is acquired and no adjustments shall be made for subsequent changes in fair market value except that the amount deemed to be outstanding shall be reduced (but not below zero) to the extent of any cash received by the Company or a Subsidiary upon disposition of such Permitted Asset Sale Consideration.

          'Permitted Investments' means (i) any Investments in the Company or in a Subsidiary of the Company; (ii) any Invest-ments in Cash Equivalents; (iii) Investments by the Company or any Subsidiary in a Person, if as a result of such Investment
(a) such Person becomes a Subsidiary of the Company that is engaged in the same or a similar line of business to that which the Company and its Subsidiaries were engaged in on the date of the Investment or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary of the Company that is engaged in the same or a similar line of business to that which the Company and its

Subsidiaries were engaged in on the date of the Investment;
(iv) Permitted Asset Sale Consideration; and (v) loans by the Company or any of its Subsidiaries to employees of the Company or any of its Subsidiaries the proceeds of which are applied to purchase Capital Stock of the Company; (vi) demand loans for working capital purposes from the Company to Pro-Fac, not exceeding $10.0 million at any time outstanding, which will be reduced to zero for a period of not less than 15 consecutive days in each fiscal year; and (vii) any Investment in Spring-field Bank for Cooperatives required under the New Credit Agreement as in effect on the date hereof.

          'Permitted Liens' means (i) Liens securing Indebted-ness under the New Credit Agreement that is permitted to be incurred pursuant to clauses (i) through (iv) of
Section 4.8(b); (ii) Liens securing intercompany notes on assets that are required to be pledged to secure borrowings under the New Credit Agreement; (iii) Liens in favor of the Company; (iv) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (v) Liens on assets of the Company and its Subsidiar-ies to secure Capital Lease Obligations, purchase money obliga-tions and industrial revenue bonds or similar securities per-mitted to be incurred pursuant to Section 4.8, provided that such Liens cover only the assets acquired with the proceeds of such Capital Lease Obligations, purchase money obligations or industrial revenue bonds or similar securities, as the case may be; (vi) Liens existing on the date of this Indenture;
(vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (viii) Liens created or pledges and deposits in connection with workers' compensation, unemployment insurance and other social security benefits incurred by the Company or any Subsidiary of the Company;
(ix) Liens imposed by law, including, without limitation, mechanics', carriers', warehousemen's, materialman's, suppli-ers' and vendors' Liens created by the Company or any Subsid-iary in the ordinary course of business; (x) zoning restric-tions, easements, licenses, covenants, reservations, restric-tions on the use of real property or minor irregularities of title incident thereto which do not, in the aggregate, have a material adverse effect on the operation of the business of the Company and its Subsidiaries taken as a whole; (xi) Liens imposed pursuant to condemnation or eminent domain or

                                   16
substantially similar proceedings or in connection with compli-ance with environmental laws or regulations; and (xii) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to Obligations that do not exceed $2.0 million at any one time outstanding and that
(a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary.

          'Permitted Refinancing Indebtedness' means any Indebtedness of the Company issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company; provided that: (i) the principal amount and premium, if any, of such Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of expenses incurred in connection therewith); (ii) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iii) such Indebtedness is subordinated in right of payment to the Securities on terms at least as favorable to the Holders of Securities as those, if any, contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          'Person' means any individual, corporation, partner-ship, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          'principal' of a debt security means the principal amount of the security plus, when appropriate, the premium, if any, on the security.

          'Pro-Fac' means Pro-Fac Cooperative, Inc., a New York cooperative corporation.

          'Pro-Fac Director' means any Person who, as a direc-tor, officer or other designee of Pro-Fac, serves as a director of the Company.

          'Pro-Fac Marketing Agreement' means the agreement between Pro-Fac and the Company in the form existing as of the

                                   17
date of this Indenture, as such agreement may be amended, restated, renewed, extended or replaced in accordance with this Indenture.

          'Qualified Institutional Buyer' or 'QIB' shall have the meaning specified in Rule 144A under the Securities Act.

          'Redemption Date' means, with respect to any Secu-rity, the Maturity Date of such Security or the date on which such Security is to be redeemed by the Company pursuant to the terms of the Securities.

          'Registrar' has the meaning provided in Section 2.3.

          'Registration Rights Agreement' means the Registra-tion Rights Agreement dated as of November 3, 1994 by and among the Company, Pro-Fac, the purchasers who are signatories thereto and, subsequent to the Merger, each Subsidiary
Guarantor.

          'Restricted Investment' means an Investment other than a Permitted Investment.

          'Restricted Payment' has the meaning provided in
Section 4.10.

          'SEC' means the Securities and Exchange Commission.

          'Seasonal Working Capital Facility' means that por-tion of the New Credit Agreement that provides for revolving
Indebtedness of the Company, the proceeds of which are to be used to finance the Company's operations.

          'Securities' means the 12 1/4% Senior Subordinated Notes Due 2005 issued, authenticated and delivered under this Inden-ture, as amended or supplemented from time to time pursuant to the terms of this Indenture.

          'Securities Act' means the Securities Act of 1933, as amended.

          'Securityholder' or 'Holder' means the Person in whose name a Security is registered on the Registrar's books.

          'Senior Indebtedness' means all Indebtedness and other Obligations specified below payable directly or indi-rectly by the Company or any Guarantor, as the case may be, whether outstanding on the date of this Indenture or thereafter created, incurred or assumed by the Company or such Guarantor:
(i) the principal of and interest on and all other Obligations related to the New Credit Agreement (including without limita-tion all loans, letters of credit and unpaid drawings with respect thereto and other extensions of credit under the New Credit Agreement, and all expenses, fees, reimbursements, indemnities and other amounts owing pursuant to the New Credit Agreement), (ii) amounts payable in respect of any Hedging Obligations, (iii) all Indebtedness not prohibited by Section
4.8 hereof that is not expressly pari passu with, or subordi-nated to, the Securities or the Guarantees, as the case may be,
(iv) all Indebtedness represented by industrial revenue bonds and all Capital Lease Obligations, in each case, outstanding on the date of this Indenture, (v) all amounts payable to senior officers and directors of Curtice-Burns in connection with the Acquisition and (vi) all permitted renewals, extensions, refundings or refinancings thereof permitted under this Inden-ture. Notwithstanding anything to the contrary in the fore-going, Senior Indebtedness shall not include (i) any Indebted-ness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subor-dinate in right of payment to any item of Senior Indebtedness (it being understood that any agreements among creditors, as to their priority positions with respect to collateral, shall not be included as Indebtedness for purposes of this clause (i)),
(ii) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business or (iii) Indebtedness incurred (but only to the extent incurred) in violation of this Indenture as in effect at the time of the respective incurrence, provided that any Lender under the New Credit Agreement with respect to such Indebted-ness shall be permitted to rely conclusively on an Officers' Certificate as to the permissibility of such Indebtedness under this Indenture.

          'Senior Representative' means, with respect to any Senior Indebtedness, the indenture trustee or other trustee or agent for such Senior Indebtedness.

          'Subsidiary' means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indi-rectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          'Subsidiary Guarantor' means each Subsidiary of the Company which, pursuant to Section 4.17 of this Indenture, exe-cutes a supplemental indenture in which such Subsidiary agrees to be bound by Article Eleven hereof and the other provisions of this Indenture applicable to Subsidiary Guarantors, unless and until released pursuant to Section 11.3 hereof.

          'Term Loan Facility' means that portion of the New Credit Agreement that provides for up to $120.0 million of term Indebtedness of the Company, as reduced by any mandatory com-mitment reductions pursuant to the terms of the New Credit Agreement as in effect on the date of this Indenture, at least $90.0 million of the proceeds of which are to be used to finance in part the Acquisition.

          'Term Loans' means that portion of the New Credit Agreement that provides for $80.0 million of term Indebtedness of the Company, as reduced by any mandatory commitment reduc-tions pursuant to the terms of the New Credit Agreement as in effect on the date of this Indenture.

          'TIA' means the Trust Indenture Act of 1939 (15 U.S.
Code SS 77aaa-77bbbb) as in effect on the date of this Indenture.

          'Transfer Restricted Security' means each Security, until the earliest to occur of (a) the date on which such Secu-rity is exchanged in the Exchange Offer as defined in the Reg-istration Rights Agreement and entitled to be resold to the public by the Holder of such Security without complying with the prospectus delivery requirements of the Securities Act,
(b) the date on which such Security has been effectively regis-tered under the Securities Act and disposed of in accordance with a shelf registration statement filed pursuant to the Reg-istration Rights Agreement and (c) the date on which such Secu-rity is distributed to the public pursuant to a transaction satisfying the conditions for an exemption from registration in accordance with Rule 144 under the Securities Act or by a broker-dealer pursuant to the Registration Rights Agreement.

          'Transferor Certificate' means a certificate substan-tially in the form of Exhibit B hereto.

          'Trustee' means the party named as such in this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor serving hereunder.

          'Trust Officer' means an officer or assistant officer of the Trustee assigned to the Corporate Trust Administration Department or similar department performing corporate trust work, or any successor to such department or, in the case of a successor trustee, an officer assigned to the department, divi-sion or group performing the corporate trust work of such successor.

          'U.S. Government Obligations' means direct non-call-able obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged.

          'Weighted Average Life to Maturity' means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

          SECTION 1.2  Incorporation by Reference
                       of Trust Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the provision shall be deemed incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          (a)  'Commission' means the SEC;

          (b)  'indenture securities' means the Securities;

          (c)  'indenture security holder' means a
     Securityholder or a Holder;

          (d)  'indenture to be qualified' means this
     Indenture;

          (e) 'indenture trustee' or 'institutional trustee' means the Trustee; and

          (f) 'obligor' on the Securities means the Company or any other obligor on the Securities.

                                   21
          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them therein.

          SECTION 1.3  Rules of Construction.

          Unless the context otherwise requires:

          (a)  a term has the meaning assigned to it;

          (b)  'or' is not exclusive;

          (c) words in the singular include the plural, and words in the plural include the singular;

          (d) 'herein,' 'hereof' and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision; and

          (e) unless otherwise specified herein, all account-ing terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Company.

                          ARTICLE II

                        THE SECURITIES

          SECTION 2.1  Form and Dating.

          The Securities and the Trustee's certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A annexed hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, rule, usage or agreement to which the Company is subject. Each Security shall be dated the date of its authentication. The terms and provisions contained in the Securities shall constitute, and are expressly made, a part of this Indenture.

          Securities originally issued to or transferred to Institutional Accredited Investors that are Qualified Institu-tional Buyers shall be issued initially in the form of one or more Global Securities. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

          Securities originally issued to or transferred to Institutional Accredited Investors that are not Qualified Institutional Buyers shall be issued in the form of permanent certificated Securities in registered form, in substantially the form set forth in Exhibit A (a 'Certificated Security').

          SECTION 2.2  Execution and Authentication.

          Two Officers shall execute the Securities on behalf of the Company by either manual or facsimile signature. The
Company's seal shall be impressed, affixed, imprinted or repro-duced on the Securities.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security or at any time thereafter, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. Such signature shall be con-clusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate Securities for origi-nal issue in an aggregate principal amount not to exceed $160,000,000, upon an Officers' Certificate of the Company signed by two Officers directing the Trustee to authenticate the Securities and certifying that all conditions precedent to the issuance of the Securities contained herein have been com-plied with. The aggregate principal amount of Securities out-standing at any time may not exceed $160,000,000 except as pro-vided in Section 2.7.

          The Trustee may appoint an authenticating agent acceptable to and at the expense of the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same authenti-cating rights and duties as the Trustee in any dealings hereun-der with the Company or with any Affiliate of the Company.

                                   23
          SECTION 2.3  Registrar and Paying Agent.

          The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where Securities may be presented for registration of transfer or for exchange (the 'Registrar'), an office or agency (which shall be located in the Borough of Man-hattan, City of New York, State of New York) where Securities may be presented for payment (the 'Paying Agent') and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.
The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term 'Paying Agent' includes any additional paying agent. Nei-ther the Company nor any Affiliate of the Company may act as Paying Agent.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to main-tain a Registrar or Paying Agent, or fails to give the fore-going notice, the Trustee shall act as such and shall be enti-tled to appropriate compensation in accordance with
Section 7.7.

          The Company initially appoints the Trustee as Regis-trar and Paying Agent in connection with the Securities. The
Trustee shall at all times act as Paying Agent for purposes of Sections 4.11 and 4.14.

          SECTION 2.4  Paying Agent to Hold Money in Trust.

          Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest and, if applicable, Additional Payments and Liquidated Damages on the Securities, and the Company and the Paying Agent shall notify the Trustee of any default by the Company in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time

                                   24
during the continuance of any Event of Default specified in
Section 6.1(a)(i) or (ii), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds dis-bursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.5  Securityholder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Securityholders. If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Securityholders.

          SECTION 2.6  Transfer and Exchange.

          (a) Transfer and Exchange of Certificated Securi-ties. When Certificated Securities are presented by a Holder to the Registrar with a request:

          (x)  to register the transfer of the Certificated
     Securities; or

          (y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations;

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met;
provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange:

          (i) shall be duly endorsed or accompanied by a writ-ten instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

         (ii) in the case of a Certificated Security that is a Transfer Restricted Security such request shall be accom-panied by the following additional information and docu-ments, as applicable:

                                   25
               (A)  if such Transfer Restricted Security is
          being delivered to the Registrar by a Holder for reg-
          istration in the name of such Holder, without trans-fer, a Transferor Certificate to that effect from such Holder; or

               (B)  if such Transfer Restricted Security is
          being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Secu-rities Act or pursuant to an effective registration statement under the Securities Act, a Transferor Cer-tificate to that effect from such Holder; or

               (C)  if such Transfer Restricted Security is
          being transferred in reliance on another exemption from the registration requirements of the Securities Act, a Transferor Certificate to that effect from such Holder and an opinion of counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

          (b) Transfer of a Certificated Security for a Bene-ficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

          (i) if such Certificated Security is a Transfer Restricted Security, a Transferor Certificate from the Holder thereof to the effect that such Certificated Secu-rity is being transferred by such Holder to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act; and

         (ii) whether or not such Certificated Security is a Transfer Restricted Security, written instructions from the Holder thereof directing the Trustee to make, or to direct the Depository to make, an endorsement on the Glo-bal Security to reflect an increase in the aggregate prin-cipal amount of the Securities represented by the Global Security,

                                   26
in which case the Trustee shall cancel such Certificated Secu-rity and cause, or direct the Depository to cause, the aggre-gate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate a new Global Security in the appro-priate principal amount.

          (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial inter-ests therein shall be effected through the Depository, in accordance with this Indenture, which shall include restric-tions on transfer comparable to those set forth herein to the extent required by the Securities Act and the procedures of the Depository therefor.

          (d)  Transfer of a Beneficial Interest in a
               Global Security for a Certificated Security.

          (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Certificated Security. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Security, and, in the case of a Transfer Restricted Security, the following addi-tional information and documents (all of which may be sub-mitted by facsimile):

               (A) if such beneficial interest is being trans-ferred to the Person designated by the Depository as being the beneficial owner, a Transferor Certificate to that effect from such Person; or

               (B) if such beneficial interest is being trans-ferred to a Qualified Institutional Buyer in accor-dance with Rule 144A under the Securities Act or pur-suant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a Transferor Certificate to that effect from the transferor; or

               (C) if such beneficial interest is being trans-ferred in reliance on another exemption from the reg-istration requirements of the Securities Act, a

                                   27
          Transferor Certificate to that effect from the trans-feror and an opinion of counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee shall cause the aggregate prin-cipal amount of Global Securities to be reduced accord-ingly and, following such reduction, the Company shall execute and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenti-cate and deliver to the transferee a Certificated Security in the appropriate principal amount.

         (ii) Certificated Securities issued in exchange for a beneficial interest in a Global Security pursuant to this
     Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificated Securities to the Persons in whose names such Securities are so registered.

          (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection
(f) of this Section 2.6), a Global Security may not be trans-ferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (f)  Authentication of Certificated Securities in
Absence of Depository.  If at any time:

          (i) the Depository notifies the Company that the Depository is unwilling or unable to continue as Deposi-tory for the Global Securities and a successor Depository for the Global Securities is not appointed by the Company within 90 days after delivery of such notice; or

         (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issu-ance of Certificated Securities under this Indenture,

then the Company shall execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and

                                   28
delivery of Certificated Securities, shall authenticate and deliver, Certificated Securities in an aggregate principal amount equal to the principal amount of the Global Securities in exchange for such Global Securities.

          (g)  Legends.

          (i)  Except as permitted by the following paragraphs
     (ii) and (iii), each Security certificate evidencing Glo-bal Securities and Certificated Securities (and all Secu-rities issued in exchange therefor or substitution thereof) shall bear legends in substantially the form set forth in Exhibit A hereto and in addition, each Security certificate evidencing Global Securities shall also bear legends in substantially the form set forth in Exhibit C hereto.

         (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or pursuant to an effec-tive registration statement under the Securities Act:

               (A)  in the case of any Transfer Restricted
          Security that is a Certificated Security, the Regis-trar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Secu-rity that does not bear the legend set forth in Exhibit A and rescind any restriction on the transfer of such Transfer Restricted Security; and

               (B)  in the case of any Transfer Restricted
          Security represented by a Global Security, such Transfer Restricted Security shall not be required to bear the legend set forth in Exhibit A, although it shall continue to be subject to the provisions of
          Section 2.6(c) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Security for a Certificated Security that does not bear the legend set forth in Exhibit A, which request is made in reliance upon Rule 144, the Holder thereof shall furnish a Transferor Certificate to the Regis-trar that such request is being made pursuant to Rule 144.

        (iii) Notwithstanding the foregoing, upon Consummation of the Exchange Offer, the Company shall issue, and upon

                                   29
     receipt of an authentication order in accordance with
     Section 2.2, the Trustee shall authenticate, Securities to be issued in the Exchange Offer, which Securities shall not bear the legend set forth in Exhibit A, and the Regis-trar shall rescind any restriction on the transfer of such Securities, in each case unless the Holder of the Securi-ties tendered into the Exchange Offer is either (A) a broker-dealer who purchased such Securities directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (B) a Person participating in the distribution of the Securities or
     (C) a Person who is an affiliate (as defined in Rule 144A) of the Company.

          (h) Cancellation and/or Adjustment of Global Securi-ties. At such time as all beneficial interests in Global Secu-rities have either been exchanged for Certificated Securities, redeemed, repurchased or cancelled, all Global Securities shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Certificated Securities, redeemed, repurchased or cancelled, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security, by the Trustee to reflect such reduction.

          (i)  General Provisions Relating to
               Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Certificated Securities and Global Securities at the Registrar's request.

         (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 4.11 and 4.14 hereof and
     Section 7 of the Securities).

        (iii) The Registrar shall not be required to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed por-tion of any Security being redeemed in part.

                                   30
         (iv) All Certificated Securities and Global Securi-ties issued upon any registration of transfer or exchange of Certificated Securities or Global Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Inden-ture, as the Certificated Securities or Global Securities surrendered upon such registration of transfer or exchange.

          (v)  The Company shall not be required:

               (A) to issue, to register the transfer of or to exchange Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section
          3.2 hereof and ending at the close of business on the day of selection; or

               (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Secu-rity being redeemed in part; or

               (C) to register the transfer of or to exchange a Security between a record date and the next suc-ceeding interest payment date.

         (vi) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Secu-rity for the purpose of receiving payment of principal of and interest on such Security, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

        (vii)  The Trustee shall authenticate Certificated
     Securities and Global Securities upon receipt of an Offic-ers' Certificate instructing it to do so.

          SECTION 2.7  Replacement Securities.

          If a mutilated Security is surrendered to the Regis-trar or the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Holder of such Security furnishes to the Company and to the Trustee evidence reasonably

                                   31
acceptable to them of the ownership and the destruction, loss or theft of such Security. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of the Company or the Trustee, as the case may be, to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if such Security is replaced. The Company may charge such Holder for the Company's expenses in replacing such Security and the Trustee may charge the Company for the Trustee's expenses in replacing such Security. Every replacement Security shall constitute an additional obligation of the Company.

          SECTION 2.8  Outstanding Securities.

          The Securities outstanding at any time are all Secu-rities that have been authenticated by the Trustee except for
(a) those cancelled by it, (b) those delivered to it for can-cellation, (c) to the extent set forth in Sections 8.1 and 8.2, on or after the date on which the conditions set forth in
Section 8.1 or 8.2 have been satisfied, those Securities there-tofore authenticated and delivered by the Trustee hereunder and
(d) those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

          If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof sat-isfactory to it that the replaced Security is held by a bona fide purchaser in whose hands such Security is a legal, valid and binding obligation of the Company.

          If the Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date money sufficient to pay all accrued interest, Additional Payments, Liquidated Damages and principal with respect to such Securi-ties payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.9  Treasury Securities.

          In determining whether the Holders of the required principal amount of Securities have concurred in any declara-tion of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Securities owned by the Company or a Subsidiary or an Affiliate of the Company shall be disregarded as though

                                   32
they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, mod-ification or other change to this Indenture, only Securities that the Trustee actually knows are so owned shall be so disre-garded. Securities owned by the Company or a Subsidiary or an Affiliate of the Company which have been pledged in good faith may be regarded as outstanding if the Trustee receives an Officers' Certificate stating that said Securities have been so pledged, that the pledgee is entitled to vote with respect to such Securities and that the pledgee is not the Company or any other obligor on the Securities, a Subsidiary or an Affiliate of the Company, or a Subsidiary of such other obligor.

          SECTION 2.10  Temporary Securities.

          Until definitive Securities are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for tem-porary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, Holders of temporary Securities shall be entitled to the same rights, benefits and privileges as Holders of defini-tive Securities.

          SECTION 2.11  Cancellation.

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) dispose of cancelled Securities unless the Com-pany directs the Trustee to return such Securities to the Com-pany, and, if so disposed, shall deliver a certificate of dis-position thereof to the Company upon the Company's written request. The Company may not reissue or resell, or issue new Securities to replace, Securities that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation.

                                   33
          SECTION 2.12  Defaulted Interest.

          If the Company defaults on a payment of interest, Additional Payments or Liquidated Damages on the Securities, it shall pay the defaulted interest, Additional Payments and Liquidated Damages, plus (to the extent permitted by law) any interest payable on the defaulted interest, Additional Payments and Liquidated Damages, in accordance with the terms hereof, to the Persons who are Securityholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner reasonably satisfac-tory to the Trustee. At least 15 days before such special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Com-
pany) shall mail or cause to be mailed to each Securityholder a notice that states the special record date, the related payment date and the amount of defaulted interest, Additional Payments and Liquidated Damages, and interest payable on such defaulted interest, Additional Payments and Liquidated Damages, if any, to be paid on account of each Security.

          SECTION 2.13  CUSIP Number.

          The Company in issuing the Securities may use a 'CUSIP' number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Hold-ers; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee of any change in the CUSIP number.

          SECTION 2.14  Deposit of Moneys.

          Not less than one Business Day prior to each Interest Payment Date and Maturity Date, the Company shall have depos-ited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

                                   34
                          ARTICLE III

                          REDEMPTION

          SECTION 3.1  Notices to Trustee.

          If the Company elects to redeem Securities pursuant to Paragraph 7 of the Securities, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of Securities to be redeemed.

          The Company shall give each notice provided for in this Section 3.1 at least 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein and in the Securities.

          SECTION 3.2  Selection of Securities to Be Redeemed.

          If less than all of the Securities are to be redeemed at any time, selection of Securities for redemption will be made by the Trustee on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate or, if the relevant notice of redemption identifies the requirements applicable to such selection of the principal national securi-ties exchange, if any, on which the Notes are listed, then selection of Notes for redemption will be made by the Trustee in compliance with such requirements. The Trustee shall make the selection from the Securities outstanding and not previ-ously called for redemption. The Trustee shall promptly notify the Company in writing of such Securities selected for redemp-tion and, in the case of Securities selected for partial redemption, the principal amount to be redeemed. The Trustee may select for redemption portions of the principal amount of Securities that have denominations larger than $1,000. Securi-ties and portions of them the Trustee selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemp-tion also apply to portions of Securities called for redemption.

          SECTION 3.3  Notice of Redemption.

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail, or cause the mailing of, a notice of redemption by first-class mail to each Holder of Securities to be redeemed and the Trustee.

                                   35
          The notice shall identify the Securities to be redeemed and shall state:

          (a)  the Redemption Date;

          (b) the redemption price and the amount of accrued interest, Additional Payments and Liquidated Damages, if any, to be paid;

          (c)  the name and address of the Paying Agent;

          (d) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price and accrued interest, Additional Payments and Liqui-dated Damages, if any;

          (e) that, unless the Company defaults in making the redemption payment, interest, Additional Payments and Liquidated Damages on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities of such series is to receive payment of the redemption price upon surrender to the Paying Agent of the Securities redeemed;

          (f) if any Security is to be redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Security to be redeemed and that, on or after the Redemption Date, upon surrender and cancellation of such Security, a new Security or Secu-rities in aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Securityholder;

          (g) if less than all of the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggre-gate principal amount of Securities to be redeemed; and

          (h)  the CUSIP number, if any, pursuant to Section
     2.13.

          At the Company's written request, made at least 15 days prior to the date on which notice of redemption is to be given, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

                                   36
          SECTION 3.4  Effect of Notice of Redemption.

          Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest, Additional Payments and Liquidated Dam-ages to the Redemption Date, but interest installments, Addi-tional Payments and Liquidated Damages whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates referred to in the Securities.

          SECTION 3.5  Deposit of Redemption Price.

          Not less than one Business Day prior to the Redemp-tion Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemp-tion price of and accrued interest, Additional Payments and Liquidated Damages on all Securities or portions thereof to be redeemed on that date. Upon written request of the Company, the Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest, Additional Payments and Liquidated Damages on, all Securities to be redeemed.

          If any Security surrendered for redemption in the manner provided in the Securities shall not be so paid on the Redemption Date due to the failure of the Company to deposit sufficient funds with the Paying Agent, interest and, if appli-cable, Additional Payments and Liquidated Damages will continue to accrue from the Redemption Date until such payment is made on the unpaid principal and, to the extent lawful, interest will continue to accrue from the Redemption Date on any inter-est, Additional Payments and Liquidated Damages not paid on such unpaid principal, in each case at the date and in the man-ner provided in the Securities.

          SECTION 3.6  Securities Redeemed in Part.

          Upon surrender to the Paying Agent of a Security that is redeemed in part, the Company shall execute and, upon the Company's written request, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                   37
          SECTION 3.7  Limitations.

          The provisions of this Article Three and of Paragraph 7 of the Securities shall not apply to any private or open market purchase of Securities by the Company, whether or not any Securities so purchased are retired or extinguished.

                          ARTICLE IV

                           COVENANTS

          SECTION 4.1  Payment of Securities.

          The Company shall pay, or cause to be paid, the prin-cipal of and interest and, if applicable, Additional Payments and Liquidated Damages on the Securities on the dates and in the manner provided in the Securities and this Indenture.

          An installment of principal or interest and, if applicable, Additional Payments and Liquidated Damages shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company or any Affiliate of any thereof) holds on such date immediately avail-able funds designated for and sufficient to pay such installment.

          The Company shall pay interest on overdue principal (including post-petition interest in any proceeding under Bank-ruptcy Law) and (to the extent permitted by law) on overdue installments of interest and, if applicable, Additional Pay-ments and Liquidated Damages (including post-petition interest in any proceeding under Bankruptcy Law) at a rate equal to 12-1/4% per annum.

          SECTION 4.2  Maintenance of Office or Agency.

          The Company shall maintain in the Borough of Manhat-tan, the City of New York, an office or agency (which may be the Trustee or an Affiliate of the Trustee), where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made

                                   38
or served at the address of the Trustee set forth in
Section 12.2.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby initially designates the corporate trust office of the Trustee set forth in Section 12.2 as an agency of the Company in accordance with Section 2.3.

          SECTION 4.3  Corporate Existence.

          Subject to Article Five hereof, the Company shall do or cause to be done, at its own cost and expense, all things necessary to and will cause each of its Subsidiaries to, pre-serve and keep in full force and effect the corporate or part-nership existence and rights (charter and statutory), licenses and/or franchises of the Company and each of its Subsidiaries; provided, however, that (x) this Section 4.3 shall not apply to any Subsidiary of the Company after its corporate or partner-ship existence is terminated in a transaction permitted by Sec-tion 4.11 and (y) the Company or any of its Subsidiaries shall not be required to preserve any such rights, licenses and fran-chise or corporate existence (with respect to Subsidiaries) if the Board of Directors of the Company shall reasonably deter-mine that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

          SECTION 4.4  Payment of Taxes and Other Claims.

          The Company shall and shall cause each of its Subsid-iaries to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental levies, except such as are being contested in good faith by appropriate negotiations or proceed-ings and for which appropriate provision has been made in accordance with GAAP.

                                   39
          SECTION 4.5  Maintenance of Properties; Insurance;
                       Books and Records; Compliance with Law.

          (a) The Company shall and shall cause each of its Subsidiaries to, at all times cause all properties used in the conduct of its business to be maintained and kept in good con-dition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto, in each case, in a manner customary for companies similarly situated.

          (b) The Company shall and shall cause each of its Subsidiaries to maintain insurance with insurance companies or association with a rating of 'A-' or better, as established by Best's Rating Guide (or an equivalent rating with such other publication of a similar nature as shall be in current use) in such amounts and covering such risks as are usually and custom-arily carried with respect to companies similarly situated and similar facilities according to their respective locations.

          (c) The Company shall and shall cause each of its Subsidiaries to keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Subsidiary of the Company, in accordance with GAAP consis-tently applied to the Company and its Subsidiaries taken as a whole.

          (d) The Company shall and shall cause each of its Subsidiaries to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, condition (financial or otherwise), results of opera-tions or properties of the Company and its Subsidiaries taken as a whole.

          (e) The Company and each Guarantor shall deliver to the Trustee any information reasonably requested by the Trustee in connection with compliance by the Trustee or the Company with any of their respective duties or obligations hereunder or under the TIA.

          (f) Upon the request of the Trustee, the Company and each Guarantor shall execute and deliver such further instru-ments and do such further acts as may be reasonably necessary or proper to carry out effectively the purposes of this Indenture.

                                   40
          (g) The Company shall not and shall not permit any of its Subsidiaries to enter into any agreement or instrument that by its terms expressly prohibits the Company from making any payments on or in respect of the Securities in accordance with the terms thereof and of this Indenture.

          SECTION 4.6  Compliance Certificates.

          (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Cer-tificate of the Company stating (i) that a review of the activ-ities of the Company during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, per-formed and fulfilled its obligations under this Indenture,
(ii) that, to the best knowledge of such Officer after due inquiry, the Company has kept, observed, performed and ful-filled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge, their status and what action the Company is taking or proposes to take with respect thereto) and (iii) that to the best of his knowledge after due inquiry no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, Additional Payments and Liqui-dated Damages, if any, on the Securities are prohibited (or, if such event has occurred, describing the event and what action the Company is taking or proposes to take with respect thereto).

          (b) So long as not contrary to the then current rec-ommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursu-ant to Section 4.7 below shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Five hereof or, if any such vio-lation has occurred, specifying the nature and period of exis-tence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                                   41
          (c) The Company shall, so long as any of the Securi-ties are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

          SECTION 4.7  Reports.

          Whether or not required by the rules and regulations of the SEC, so long as any Securities are outstanding, Pro-Fac and the Company shall furnish to the Trustee and to the Holders of Securities (i) all quarterly and annual financial informa-tion that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Pro-Fac and the Com-pany were required to file such Forms, including a 'Manage-ment's Discussion and Analysis of Financial Condition and Results of Operations' that describes the financial condition and results of operations of Pro-Fac, the Company and its Sub-sidiaries, and, with respect to the annual information only, a report on the financial statements by Pro-Fac's and the Compa-ny's certified independent accountants and (ii) all reports that would be filed with the Commission on Form 8-K if Pro-Fac and the Company were required to file such reports. In addi-tion, whether or not required by the rules and regulations of the Commission, following Consummation of the Exchange Offer, Pro-Fac and the Company shall file a copy of all such informa-tion and reports with the Commission for public availability (unless the Commission shall not accept such a filing) and make such information available to investors who request it in writ-ing. For so long as any Transfer Restricted Securities remain outstanding, each of Pro-Fac and the Company shall furnish to the Holders and beneficial holders of Transfer Restricted Secu-rities and to prospective purchasers of Transfer Restricted Securities designated by the Holders of Transfer Restricted Securities and to broker-dealers, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          SECTION 4.8 Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.

          (a) The Company shall not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, 'incur') any Indebtedness (including Acquired Debt) and shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to incur any Indebtedness (including Acquired

                                   42
Debt) or to issue any shares of preferred stock; provided, how-ever, that the Company may incur Indebtedness and issue shares of Disqualified Stock if (i) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immedi-ately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds there-from), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, and the net proceeds therefrom had been applied, at the beginning of such four-quarter period and (ii) no Default or Event of Default shall have occurred and be continuing immediately after such incurrence.

          (b) The limitations contained in subsection (a) above shall not apply to the incurrence (i) by the Company of Indebtedness (and by Subsidiary Guarantors of related guaran-tees) under the Seasonal Working Capital Facility in an aggre-gate principal amount at any time outstanding not to exceed the amount of the Borrowing Base calculated as of the date of such incurrence; (ii) (A) by the Company of Indebtedness evidenced by letters of credit issued in the ordinary course of business consistent with past practice to support the Company's insur-ance or self-insurance obligations (including to secure work-ers' compensation and other similar insurance coverage) or to support surety bonds or appeal bonds provided by the Company in the ordinary course of business and (B) by the Company of Indebtedness (and by Subsidiary Guarantors of related guaran-tees) available under the Letter of Credit Facility evidenced by letters of credit with an aggregate face amount not to exceed $10.0 million; (iii) by the Company of Indebtedness (and by Subsidiary Guarantors of related guarantees) available under the Term Loan Facility in an aggregate principal amount at any time outstanding not to exceed $120.0 million, as reduced by any mandatory commitment reductions under the Term Loan Facil-ity; (iv) by the Company of Indebtedness (and by Subsidiary Guarantors of related guarantees) under the Term Loan in an aggregate principal amount at any time not to exceed $80.0 mil-lion, as reduced by any mandatory commitment reductions under the Term Loans; (v) by the Company of Indebtedness represented by the Securities (and by Subsidiary Guarantors of Indebtedness represented by the Guarantees); (vi) by the Company or any Sub-sidiary in respect of Capital Lease Obligations in an aggregate principal amount not to exceed $10.0 million at any time out-standing; (vii) by the Company or any Subsidiary in respect of purchase money obligations in an aggregate amount not to exceed

                                   43
$5.0 million at any time outstanding; (viii) by the Company or any Subsidiary in respect of industrial revenue bonds or simi-lar securities provided that the net proceeds thereof are applied to construct new facilities and that the aggregate principal amount of such industrial revenue bonds does not exceed 75% of the fair market value of the facilities financed thereby; (ix) by any Subsidiary of the Company of Indebtedness to the Company; (x) by the Company of Hedging Obligations for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding; and
(xi) Permitted Refinancing Indebtedness of Indebtedness incurred by the Company pursuant to clause (v) above or pursu-ant to subsection (a) above.

          (c) Anything contained in this Section 4.8 notwith-standing, the Company may make demand loans to Pro-Fac for working capital purposes aggregating in an amount not exceeding $10.0 million at any time outstanding, each such demand loan bearing an interest rate equal to the interest rate in effect on the date of such loan under the Seasonal Facility; provided, however, that the aggregate loan balance of such demand loans must be reduced to zero for a period of not less than 15 con-secutive days in each fiscal year. Except for (i) the demand loans described in the preceding sentence, (ii) Pro-Fac's guar-antee under the New Credit Agreement, and (iii) Pro-Fac's Guar-antee of the Obligations under this Indenture, as long as Pro-Fac has the right to borrow under the Pro-Fac Marketing Agreement, Pro-Fac shall not incur any Indebtedness (it being understood that Pro-Fac's obligations in respect of retained earnings allocated to its members shall not be deemed to be Indebtedness).

          SECTION 4.9  Limitation on Liens.

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens, unless (i) in the case of any Lien that secures an Obligation that is pari passu with the Indebtedness represented by the Securities, all payments in respect of the Securities are secured on an equal and ratable basis with the Obligation so secured and (ii) in the case of any Lien that secures an Obligation that is subordinated to the Indebtedness represented by the Securities, all payments in respect of the

                                   44
Securities are secured on a senior basis reflecting the subor-dination of the Obligation so secured.

          SECTION 4.10  Limitation on Restricted Payments.

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Affiliate of the Company (other than any such Equity Interests owned by the Company or any Subsidiary of the Company); (iii) purchase, redeem or otherwise acquire or retire for value prior to its scheduled final maturity any Indebtedness that is subordinated to the Securities; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as 'Restricted Payments'), unless, at the time of such Restricted
Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) at the time of such Restricted Payment and after giving effect thereto as if such Restricted Payment (and any other Restricted Payments made since the end of the applicable four-quarter period) had been made at the beginning of such four-quarter period, the Fixed Charge Coverage Ratio (calculated in a manner set forth in clause (i) of Section 4.8(a) above) would have been at least 1.75 to 1.00; and

          (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the date of this Inden-ture (including, but not limited to, Restricted Payments permitted by clauses (i), (ii) and (iii)(b) of the next succeeding paragraph), is less than the sum of (u) 50% of the Consolidated Net Income (or, if Consolidated Net Income is negative, 100% of the Consolidated Net Income) of the Company for the period (taken as one accounting period) from June 26, 1994 to the end of the most recently ended fiscal quarter for which internal financial

                                   45
     statements are available at the time of such Restricted Payment, plus (v) 100% of the aggregate net cash proceeds (50% with respect to the first $10.0 million) received by the Company from the issue or sale since the date of this Indenture of Equity Interests of the Company (including, but not limited to, Equity Interests issued as described in clauses (ii) and (iii)(b) of the next succeeding para-graph, but excluding amounts contributed to the Company pursuant to clause (y) and any Equity Interests purchased with the proceeds of loans by the Company or any of its Subsidiaries to employees of the Company or any of its Subsidiaries, and additional contributions of capital by Pro-Fac in respect of Equity Interests), plus (w) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date of this Indenture of debt securities of the Company that have been converted into such Equity Interests (other than (1) Equity Inter-ests (or convertible debt securities) sold to a Subsidiary of the Company, (2) Disqualified Stock or debt securities that have been converted into Disqualified Stock and
     (3) Equity Interests purchased by members of the Company's or its Subsidiaries' management with the proceeds of loans from the Company or any of its Subsidiaries), plus (x) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of
     (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Invest-ment, plus (y) 40% of the aggregate contributions by Pro-Fac to the Company pursuant to Section 4.18 hereof subsequent to the date of this Indenture, plus
     (z) $5.0 million.

          The foregoing provisions of subsections (b) and (c) shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provi-sions of this Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the sub-stantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); (iii) the defeasance, redemption, repurchase or other retirement of subordinated Indebtedness
(a) with the net proceeds from an incurrence of Permitted Refi-nancing Indebtedness or (b) in exchange for, or out of the pro-ceeds of, the substantially concurrent sale of Equity Interests

                                   46
of the Company (other than (x) Disqualified Stock, (y) Equity Interests sold to a Subsidiary of the Company and (z) Equity Interests purchased by members of the Company's or its Subsid-iaries' management with the proceeds of loans from the Company or any of its Subsidiaries); and (iv) the payment of amounts required to fund Pro-Fac's reasonable operating expenses, not in excess of $250,000, as adjusted to reflect changes in the Consumer Price Index between the date of this Indenture and the date of any such payment, in any fiscal year.

          SECTION 4.11  Disposition of Proceeds of Asset Sales.

          (a) The Company shall not, and shall not permit any of its Subsidiaries to, (i) sell, lease, convey or otherwise dispose of any assets (including by way of a sale-and-lease-back) other than sales of inventory in the ordinary course of business consistent with past practice (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company will be governed by the provi-sions of Section 4.14 and Section 5.1 and not by the provisions of this Section 4.11), or (ii) issue Equity Interests in any of its Subsidiaries, or sell Equity Interests in any of its Sub-sidiaries, in the case of either clause (i) or (ii) above, whether in a single transaction or a series of related transac-tions, (A) that have a fair market value in excess of $1.0 million, or (B) for net proceeds in excess of $1.0 million (each of the foregoing, an 'Asset Sale'), unless (x) the Com-pany or the Subsidiary, as the case may be, receives considera-tion at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Direc-tors set forth in an Officers' Certificate delivered to the Trustee) of the assets sold or otherwise disposed of and (y) any securities and non-cash consideration acquired in connec-tion with such Asset Sale are Permitted Asset Sale Considera-tion. A transfer of assets or an issuance of Equity Interests by a Subsidiary of the Company to the Company or a Subsidiary Guarantor shall not be deemed to be an Asset Sale and a trans-fer of assets that constitutes a Restricted Investment and that is permitted by Section 4.10 above shall not be deemed to be an Asset Sale.

          (b) Within 270 days after any Asset Sale, the Com-pany or the relevant Subsidiary, as the case may be, may apply the Net Proceeds from such Asset Sale, at its option, either
(i) to permanently reduce borrowings under the New Credit Agreement or any successor facility or to permanently repay any other Senior Indebtedness (and, in each case, correspondingly to reduce commitments thereunder, if any, unless such

                                   47
borrowings could be incurred under subsection 4.8(a) above as of such date), (ii) to acquire properties and assets in the same line of business as the Company or the relevant Subsid-iary, as the case may be, was engaged in on the date of the Asset Sale or a similar business or a business reasonably related thereto or (iii) to redeem the Securities in whole or in part to the extent permitted under Article Three above and
Section 7 of the Securities. Pending the final application of any such Net Proceeds, the Company or the relevant Subsidiary, as the case may be, may temporarily reduce borrowings under any revolving credit facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from the Asset Sale that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute 'Excess Proceeds', but such Net Proceeds shall be deemed to be Excess Proceeds only after the expiration of the 270 day period described in such sentence. When the aggregate amount of Excess Proceeds exceeds
$10.0 million, the Company shall make an offer to all Holders of Securities (an 'Asset Sale Offer') to purchase the maximum principal amount of Securities that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, Additional Payments and Liquidated Damages thereon, if any, to the date of purchase. To the extent that the aggre-gate amount of Securities tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company or the relevant Subsidiary, as the case may be, may use such remaining Excess Proceeds for general corporate purposes. If the aggre-gate principal amount of Securities surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Securities to be purchased as nearly as pos-sible on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

          Notwithstanding the foregoing, to the extent that the Company or any of its Subsidiaries receives securities or other non-cash property or assets as proceeds of an Asset Sale, the Company shall not be required to make any application of such non-cash proceeds required by the immediately preceding para-graph until such non-cash property has been converted to cash or Cash Equivalents.

          (c) Notice of an Asset Sale Offer shall be mailed by first class mail by the Company to all Holders of Securities not less than 30 days nor more than 60 days before the Asset Sale Payment Date at their last registered address, with a copy to the Trustee and the Paying Agent. The Asset Sale Offer

                                   48
shall remain open from the time of mailing for at least 20 Business Days and until at least 5:00 p.m., New York City time, on the third Business Day immediately preceding the Asset Sale Payment Date. The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

          (i)  that the Asset Sale Offer is being made
     pursuant to this Section 4.11 and setting forth the facts and circumstances relevant to such Asset
     Sale;

         (ii) the purchase price (including the amount of accrued interest, Additional Payments and Liquidated Damages, if any) for each Security and the Asset Sale Payment Date;

        (iii)  that any Security not tendered or
     accepted for payment will continue to accrue interest, Additional Payments and Liquidated Dam-ages in accordance with the terms thereof;

         (iv)  that any Security accepted for payment
     pursuant to the Asset Sale Offer shall cease to accrue interest, Additional Payments and Liqui-dated Damages on and after the Asset Sale Payment
     Date;

          (v) that Holders electing to have Securities purchased pursuant to an Asset Sale Offer will be required to surrender their Securities to the Pay-ing Agent at the address specified in the notice not later than 5:00 p.m., New York City time, on the third Business Day immediately preceding the Asset Sale Payment Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

         (vi)  that Holders will be entitled to with-
     draw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the second Business Day immediately preceding the Asset Sale Payment Date, a telex or facsimile transmission (confirmed by overnight delivery of the original thereof) or letter setting forth the name of the Holder, the principal amount of Secu-rities the Holder delivered for purchase, the Security certificate number (if any) and a

                                   49
     statement that such Holder is withdrawing his election to have such Securities purchased;

        (vii) that if Securities in a principal amount in excess of the Securityholders' pro rata share of the Net Proceeds are tendered pursuant to the Asset Sale Offer, the Company shall purchase Secu-rities on a pro rata basis among the Securities tendered (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

       (viii)  that Holders whose Securities are pur-
     chased only in part will be issued new Securities equal in principal amount to the unpurchased por-tion of the Securities surrendered; and

         (ix)  the instructions that Holders must fol-
     low in order to tender their Securities.

          Not later than the Business Day immediately preceding the Asset Sale Payment Date, the Company shall (i) accept for payment, on a pro rata basis among the Securities, Securities or portions thereof tendered pursuant to the Asset Sale Offer,
(ii) deposit with the Paying Agent money, in immediately avail-able funds, in an amount sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Paying Agent the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the first Business Day following the Asset Sale Payment Date. To the extent an Asset Sale Offer is not fully subscribed to by such Holders, the Company may retain such unutilized portion of the Net Proceeds. The Paying Agent shall promptly deliver to the Company the balance of any moneys held by the Paying Agent after payment to the holders of Secu-rities as aforesaid. For purposes of this Section 4.11, the Trustee shall act as Paying Agent.

                                   50
          The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to the Asset Sale Offer. To the extent that the provisions of any securities laws or regu-lations conflict with provisions of this Section 4.11, the Com-pany shall comply with the applicable securities laws and regu-lations and shall not be deemed to have breached its obliga-tions under this Section 4.11 by virtue thereof.

          SECTION 4.12  Transactions with Affiliates.

          The Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, under-standing, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an 'Affiliate Trans-action'), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Sub-sidiary than those that would have been obtained in a compa-rable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction involving Pro-Fac (including, without limitation, any amendment to or waiver under the Pro-Fac Marketing Agreement and any agreement for the purchase of crops entered into pursuant to the Pro-Fac Market-ing Agreement) or involving aggregate payments in excess of $1.0 million, a written resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and such Affiliate Transaction is approved by a majority of the Disin-terested Directors and (b) with respect to any Affiliate Trans-action (other than relating to the Pro-Fac Marketing Agreement and any agreement for the purchase of crops entered into pursu-ant to the Pro-Fac Marketing Agreement) involving aggregate payments in excess of $5.0 million, either (I) an opinion as to the fairness to the Company or such Subsidiary from a financial point of view issued by an investment banking firm of national standing or (II) with respect to any Affiliate Transaction involving a transfer of tangible assets, a written appraisal from a nationally recognized appraiser showing such tangible assets to have a value not less than the value of such pay-ments, in the case of a transfer of such assets to the Company or such Subsidiary, and not more than the value of such pay-ments, in the case of a transfer of such assets from the Com-pany or such Subsidiary; provided, however, that (x) any employment agreement entered into by the Company or any of its

                                   51
Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (y) except to the extent referenced in the parenthetical to clause
(a) of this paragraph, the Pro-Fac Marketing Agreement and any transactions effected pursuant thereto and (z) transactions permitted by Section 4.10 above, in each case, shall not be deemed Affiliate Transactions.

          SECTION 4.13  Limitation on Sale and
                        Leaseback Transactions.

          The Company shall not, and shall not permit any of its Subsidiaries to, enter into any sale and leaseback transac-tion; provided, however, that the Company or its Subsidiaries may enter into such sale and leaseback transaction if (i) the Company or such Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to Section 4.8 above and (b) incurred a Lien to secure such Indebtedness pursuant to
Section 4.9 above, (ii) the proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Company's Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the Company shall apply or cause to be applied the proceeds of such transaction in compli-ance with Section 4.11 above. To the extent that the Company or any Subsidiary enters into a sale and leaseback transaction, the Company shall specify to the Trustee the provision of this Article Four relating to incurrence of Indebtedness pursuant to which such Attributable Debt would have been permitted to have been incurred and the amount available under such provision for future incurrences of Indebtedness or Attributable Debt shall be correspondingly reduced.

          SECTION 4.14  Change of Control.

          Upon the occurrence of a Change of Control, each Holder of Securities will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities pursuant to the offer described below (the 'Change of Control Offer') at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, Additional Payments and Liquidated Damages thereon, if any, to the date of purchase (the 'Change of Control Payment'). Within 30 days following any Change of Control, the Company will mail a notice to each Holder stating: (i) that the Change of Control Offer

                                   52
is being made pursuant to this Section 4.14 and that all Secu-rities tendered will be accepted for payment and setting forth the facts and circumstances relevant to such Change of Control;
(ii) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the 'Change of Control Payment Date'); (iii) that any Security not tendered will continue to accrue interest and, if applicable, Additional Payments and Liquidated Damages;
(iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer will cease to accrue interest, Additional Payments and Liquidated Damages on and after the Change of Control Payment Date; (v) that Holders electing to have any Securities purchased pursuant to a Change of Control Offer will be required to surrender the Securities, with the form entitled 'Option of Holder to Elect Purchase' on the reverse of the Securities completed, to the Paying Agent at the address specified in the notice prior to the close of busi-ness on the third Business Day preceding the Change of Control Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have such Securities purchased; and (vii) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securi-ties in connection with a Change of Control.

          On or before the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Secu-rities or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof tendered to the Company. The Paying Agent will promptly mail to each Holder of Securities so accepted the Change of Control Payment for such Securities, and the Trustee

                                   53
will promptly authenticate and mail to each Holder a new Secu-rity equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practi-cable after the Change of Control Payment Date.

          SECTION 4.15  Limitation on Dividends and Other
                        Payment Restrictions Affecting
                        Subsidiaries.

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or other-wise cause or suffer to exist or become effective any encum-brance or restriction on the ability of any such Subsidiary to
(i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (x) on its Capital Stock or
(y) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries or
(iii) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reasons of (a) applicable law, (b) customary non-assignment provisions in leases or other contracts entered into in the ordinary course of business and consistent with past practices, (c) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in this clause
(iii) on the property so acquired, (d) customary restrictions imposed on the transfer of copyrighted or patented materials;
(e) the entering into of a contract for the sale or other dis-position of assets, directly or indirectly, so long as such restrictions do not extend to assets that are not subject to such sale or other disposition, (f) provisions in Indebtedness of Subsidiaries that is permitted by this Indenture to be incurred that only restrict the transfer of the assets pur-chased with the proceeds of such Indebtedness, or (g) Permitted Refinancing Indebtedness, provided that the restrictions con-tained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

                                   54
          SECTION 4.16  Waiver of Stay; Extension
                        of Usury Laws.

          The Company covenants (to the extent that it may law-fully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advan-tage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest, Additional Pay-ments or Liquidated Damages on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trus-tee, but will suffer and permit the execution of every such power as through no such law had been enacted.

          SECTION 4.17  Subsidiary Guarantees.

          If the Company shall at any time have a Subsidiary that is a guarantor of any Senior Indebtedness of the Company or any Guarantor, the Company shall cause such Subsidiary to enter into a supplemental indenture pursuant to which such Sub-sidiary shall become a Subsidiary Guarantor hereunder.

          SECTION 4.18  Limitation on Certain Transactions
                        with Pro-Fac.

          As promptly as practicable and, in any event, within 10 Business Days following receipt from the Company of any pay-ment made in excess of the Commercial Market Value for crops and other services pursuant to the Pro-Fac Marketing Agreement, Pro-Fac shall invest in the Company an amount equal to 70% of such excess as cash in common equity interests (other than Dis-qualified Stock).

          Without the consent of the Holders of at least three-quarters in principal amount of the Securities outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities), the Company will not
(i) amend the calculation of amounts payable to Pro-Fac under the Pro-Fac Marketing Agreement in a manner which would increase the payments made to Pro-Fac, (ii) amend the Pro-Fac Marketing Agreement to require that Affiliate Transactions involving Pro-Fac be approved by less than a majority of the

                                   55
Disinterested Directors or (iii) amend the provisions of this paragraph.

          SECTION 4.19  Limitation on Other Senior
                        Subordinated Indebtedness.

          The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness of the Company and senior in right of payment to the Securities.

          Neither Pro-Fac nor any Subsidiary Guarantor shall incur, create, issue, assume, guarantee, or otherwise become liable for any Indebtedness that is subordinate in right of payment to any Senior Indebtedness of Pro-Fac or any such Sub-sidiary Guarantor, as the case may be, and senior in any respect in right of payment to the guarantee of Pro-Fac or such Subsidiary Guarantor, as the case may be, with respect to the Securities.

          SECTION 4.20  Securities Owned by the Company
                        or an Affiliate of the Company.

          The Company shall, as promptly as reasonably practi-cable, notify the Trustee in writing of any Securities owned by the Company or any Affiliate of the Company and the Trustee shall provide to each Holder upon the written request of such Holder all such information furnished to the Trustee.

                           ARTICLE V

                     SUCCESSOR CORPORATION

          SECTION 5.1  When Company May Merge, Etc.

          The Company may consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity, but only if (i) the Company is the surviving corpora-tion or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation or, subject to the final sentence of this paragraph, a limited lia-bility company or similar entity organized or existing under

                                   56
the laws of the United States, any state thereof or the Dis-trict of Columbia; (ii) the entity or Person formed by or sur-viving any such consolidation or merger (if other than the Com-pany) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Obligations of the Company under the Securities and this Indenture pursuant to a supplemental inden-ture in a form satisfactory to the Trustee in its reasonable judgment; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) the Company or any entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (a) shall have Consolidated Net Worth (immediately after the transaction) equal to or greater than the Consolidated Net Worth of the Com-pany immediately preceding the transaction and (b) would, after giving pro forma effect thereto as if such transaction had occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available, be permitted to incur at least $1.00 of addi-tional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.8 above; provided, however, that nothing in this Section 5.1 shall prohibit the Acquisition, provided that upon consummation of the Acquisition, Curtice-Burns shall have entered into a supplemental indenture of the type described in clause (ii) above. At or prior to consummation of any transaction otherwise permitted by this
Section 5.1, if the entity or the Person formed by or surviving any such consolidation or merger or to which such sale, assign-ment, transfer, lease, conveyance or other disposition shall have been made is a limited liability company or similar entity (such transaction being hereinafter referred to as an 'LLC Restructuring'), the Company shall deliver to the Trustee (i) an opinion of counsel acceptable to the Trustee in its reason-able judgment to the effect that (a) the Holders of the out-standing Securities shall not recognize income, gain or loss for federal income tax purposes as a result of such LLC Restructuring and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such LLC Restructuring had not occurred or (b) the Company has received from, or there has been pub-lished by, the Internal Revenue Service a ruling to the same effect; (ii) an opinion of counsel to the effect that, as a result of the LLC Restructuring, the rights of the Holders of the outstanding Securities shall not be adversely affected in any material respect by the application of any bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (iii) an Officers' Certificate stating that

                                   57
the LLC Restructuring was not effected by the Company with the intent of preferring the Holders of Securities over the other creditors of the Company with the intent of defeating, hinder-ing, delaying or defrauding creditors of the Company or others; and (iv) such other Opinions of Counsel and Officers' Certifi-cates customary in the issuance of debt securities as the Trus-tee may reasonably request.

          SECTION 5.2  Successor Entity Substituted.

          Upon any consolidation, merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.1 (including any such transaction involving the Company and a wholly owned Subsidiary of the Company), the sur-viving entity formed by such consolidation or into which the Company is merged or to which such transfer is made shall suc-ceed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such surviving entity had been named as the Com-pany herein.

                          ARTICLE VI

                     DEFAULT AND REMEDIES

          SECTION 6.1  Events of Default.

          (a)  Each of the following constitute an 'Event of
          Default':

          (i) default by the Company for 30 days in the payment when due of interest or Additional Pay-ments on, or Liquidated Damages with respect to, the Securities, whether or not such payment is prohibited by Article Ten hereof;

         (ii) default by the Company in payment when due of the principal of or premium, if any, on the Securities, whether or not such payment is prohib-ited by Article Ten hereof;

        (iii) failure by the Company or any Subsidiary to comply with the provisions of Section 4.8, 4.10 or 5.1, or by Pro-Fac to comply with the provi-sions of Section 4.8 or 4.18;

         (iv) failure by the Company or any Guarantor for 60 days after notice from the Trustee or from

                                   58
     Holders of at least 25% of the aggregate principal amount of the Securities outstanding to comply with any of its other agreements in this Indenture or the Securities;

          (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsid-iaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default results in the accelera-tion of such Indebtedness prior to its scheduled maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates
     $2.0 million or more;

         (vi) default by any Guarantor under its guar-antee with respect to the Securities or such guar-antee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guar-antor, or any Person acting on behalf of such Guarantor, shall deny or disaffirm its Obligations under such Guarantee;

        (vii) failure by the Company or any of its Sub-sidiaries to pay final judgments aggregating in excess of $2.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

       (viii) failure by the Company to file the cer-tificate of merger with respect to the Merger on the date hereof and to take all other steps, if any, required to effectuate the Merger by 5:00 p.m. New York City time on the Business Day immediately following the date hereof;

         (ix) the Company or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A)  commences a voluntary case,

                                   59
               (B)  consents to the entry of an order
          for relief against it in an involuntary case,

               (C)  consents to the appointment of a
          Custodian of it or for all or substantially all of its property,

               (D)  makes a general assignment for the
          benefit of its creditors or

               (E)  shall generally not pay its debts
          as such debts becomes due or shall admit in writing its inability to pay its debts gener-ally; or

          (x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A)  is for relief against the Company
          or any of its Subsidiaries in an involuntary case,

               (B)  appoints a Custodian of the Company
          or any of its Subsidiaries for all or sub-stantially all of its properties, or

               (C)  orders the liquidation of the Com-
          pany or any of its Subsidiaries,

     and in each case the order or decree remains unstayed and in effect for 60 consecutive days;
     provided, however, that if the entry of such order or decree is appealed and dismissed on appeal then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured.

          (b) For purposes of this Section 6.1, the term 'Cus-todian' means any receiver, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors.

          SECTION 6.2  Acceleration.

          If an Event of Default (other than an Event of Default relating to the Company and specified in Section
6.1(a)(ix) or (x)) occurs and is continuing, Holders of at least 25% in aggregate principal amount of the outstanding

Securities may, by written notice to the Company and the Trus-tee, or the Trustee may, by written notice to the Company, declare the principal of, premium, if any, and accrued interest and, if applicable, Additional Payments and Liquidated Damages and any other amounts due under the Indenture and the Securi-ties to be due and payable immediately. If an Event of Default relating to the Company and specified in Section 6.1(a)(ix) or
(x) occurs and is continuing, the principal of, premium, if any, accrued interest and, if applicable, Additional Payments and Liquidated Damages on all the Securities shall ipso facto become and be immediately due and payable without any declara-tion or other act on the part of the Trustee or any Holder.

          SECTION 6.3  Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest, Additional Payments and Liquidated Damages on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          All rights of action and claims under this Indenture or the Securities may be enforced by the Trustee even if the Trustee does not possess any of the Securities or does not pro-duce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

          SECTION 6.4  Control by Majority.

          The Holders of a majority in aggregate principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power con-ferred on it; provided, however, that the Trustee may refuse to follow any direction that (i) conflicts with law or this Inden-ture, (ii) the Trustee determines may be unduly prejudicial to the rights of any other Securityholder, or (iii) may involve the Trustee in personal liability unless the Trustee has indem-nification reasonably satisfactory to it in its sole discretion against any loss or expense caused by its following such direc-tion; and provided, further, that the Trustee may take any other action deemed proper by the Trustee that is not inconsis-tent with such direction.

          SECTION 6.5  Limitation on Suits.

          Except as set forth in Section 6.6 hereof and in the following paragraph, no Holder of any of the Securities has any right to institute any proceeding with respect to this Inden-ture or any remedy hereunder unless:

          (a) such Holder gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in aggregate princi-pal amount of the outstanding Securities have made written request and offered reasonable indemnity to the Trustee satisfactory to it to institute such proceedings as Trustee;

          (c) the Trustee does not pursue the remedy addressed in such request within 30 days after receipt of such notice and offer; and

          (d) the Trustee has not within such 30-day period received directions inconsistent with such written request from Holders of a majority in principal amount of the out-standing Securities.

          Such limitations shall not apply, however, following written notification by the Trustee pursuant to Section 7.8 to the Company of its resignation as Trustee under the Indenture and prior to the appointment of a successor Trustee, to the institution of any proceeding with respect to the Indenture or any remedy thereunder by the Holders of a majority in principal amount of outstanding Securities with respect to such Holders' Securities, provided that upon institution of any proceeding or exercise of any remedy such Holders provide the Trustee with prompt written notice.

          A Securityholder may not use this Indenture to preju-dice the rights of another Securityholder or to obtain a pref-erence or priority over such other Securityholder.

          SECTION 6.6  Rights of Holders to Receive Payment.

          Notwithstanding any other provision of this Inden-ture, the right of any Holder to receive payment of principal of and interest and, if applicable, Additional Payments and Liquidated Damages on a Security, on or after the respective due dates expressed in the Security (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

          SECTION 6.7  Collection Suit by Trustee.

          If an Event of Default specified in Section 6.1(a)(i) or (ii) occurs and is continuing, the Trustee may recover judg-ment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities (including any Guarantor) for the whole amount of principal and accrued interest, Additional Payments and Liquidated Damages remaining unpaid, together with interest, Additional Payments and Liqui-dated Damages overdue on principal and, to the extent that pay-ment of such interest is lawful, interest on overdue install-ments of interest, Additional Payments and Liquidated Damages, in each case at the rate of interest specified on the face of the Securities and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          SECTION 6.8  Trustee May File Proofs of Claim.

          The Trustee shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trus-tee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company or the Subsidiaries of the Company (or any other obligor upon the Securities), its credi-tors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby autho-rized and directed by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trus-tee, its agent and counsel, and any other amounts due the Trus-tee under Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affect-ing the Securities or the rights of any Holder thereof, or to

                                   63
authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

          SECTION 6.9  Priorities.

          If the Trustee collects any money pursuant to this Article Six, it shall pay out such money in the following order:

     First: to the Trustee for amounts due under Sec-tion 7.7;

     Second: to holders of Senior Indebtedness to the extent required by Article Ten hereof;

     Third: to Holders for interest, Additional Pay-ments and Liquidated Damages accrued on the Secu-rities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest, Additional Pay-ments and Liquidated Damages;

     Fourth: to Holders for principal amounts owing under the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal;
     and

     Fifth: to the Company or any other obligor on the Securities, as their interests may appear, or as a court of competent jurisdiction may direct.

          The Trustee, upon prior written notice to the Com-pany, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.9.

          SECTION 6.10  Undertaking for Costs.

          In any suit for the enforcement of any right or rem-edy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section
6.10 does not apply to a suit by the Trustee, a suit by a

                                   64
Holder pursuant to Section 6.6, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding
Securities.

          SECTION 6.11  Willful Default.

          In the case of an Event of Default occurring by rea-son of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding pay-ment of the premium that the Company would have had to pay if the Company then had elected to redeem the Securities under the provisions of Article Three above and Section 7 of the Securi-ties, an equivalent premium shall also become and be immedi-ately due and payable, to the extent permitted by law, upon the acceleration of the Securities. If an Event of Default occurs prior to February 1, 2000 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Securities prior to February 1, 2000, then, upon accelera-tion of the Securities, an additional premium shall also become and be immediately due and payable,to the extent permitted by law, in an amount equal to 10.0%.

                          ARTICLE VII

                            TRUSTEE

          SECTION 7.1  Duties of Trustee.

          (a) If an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a pru-dent person would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default actually known to the Trustee:

          (i)  The Trustee need perform only those
     duties as are specifically set forth in this Indenture or the TIA and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

         (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificate or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trus-tee shall examine such certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

         (ii)  The Trustee shall not be liable for any
     error of judgment made in good faith by a Trust
     Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

        (iii)  The Trustee shall not be liable with
     respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2 or 6.4.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability or risk in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or reasonable indemnity satisfactory to it against such risk or liability is not assured to it.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b),
(c) and (d) of this Section 7.1.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) Notwithstanding Sections 6.4 and 6.5 or any other provisions of this Indenture authorizing Holders to instruct or direct the Trustee, the Trustee may refuse to perform any duty or act or exercise any right or power unless it is provided adequate funds to enable it to do so and it receives reasonable indemnity satisfactory to it against any loss, liability, fee or expense.

          SECTION 7.2  Rights of Trustee.

          Subject to Section 7.1:

          (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any document reason-ably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee shall not be bound to make any investigation into the facts or mat-ters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or inves-tigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

          (b) Before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to the provisions of Section
     12.4 and, if appropriate, Section 12.5. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (c) The Trustee may act through attorneys and agents of its selection and shall not be responsible for the mis-conduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith and without negli-gence which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture or the TIA.

          (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) Notwithstanding Section 7.1(a), the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any Holder, unless such Holder shall have offered the Trustee reasonable indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          SECTION 7.3  Individual Rights of Trustee.

          The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, or its Subsidiaries and Affil-iates with the same rights it would have if it were not Trus-tee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

          SECTION 7.4  Trustee's Disclaimer.

          The Trustee makes no representation as to the valid-ity or adequacy of this Indenture or the Securities, and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company or any Guarantor in or with respect to this Indenture or the Securities, or any statement in the Secu-rities other than the Trustee's certificate of authentication.

          SECTION 7.5  Notice of Defaults.

          If a Default or an Event of Default with respect to the Securities occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 60 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of interest or Additional Payments or Liquidated Damages on, or the principal of or premium on, the Securities, the Trustee may withhold the notice to the Securityholders and shall be protected in doing so if and so long as a committee of its Trust Officers in good faith deter-mines that withholding the notice is in the interest of Securityholders.

          SECTION 7.6  Reports by Trustee to Holders.

          To the extent required by TIA SS 313(a), within 60 days after December 15 of each year commencing with 1995 and for as long as there are Securities outstanding hereunder, the Trustee shall mail to each Securityholder a brief report dated as of such date that complies with TIA SS 313(a). The Trustee also shall comply with TIA SS 313(b) and TIA SS 313(c) and (d). A copy of such report at the time of its mailing to Security-holders shall be mailed to the Company and filed with the SEC, if required, and each stock exchange, if any, on which the Securities are listed.

          The Company shall promptly notify the Trustee if the Securities become listed on any stock exchange and the Trustee shall comply with TIA SS 313(d).

          SECTION 7.7  Compensation and Indemnity.

          The Company shall pay to the Trustee, the Paying Agent and the Registrar from time to time reasonable compensa-tion for their respective services rendered hereunder. The Trustee's, the Paying Agent's and the Registrar's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee, the Paying Agent and the Registrar upon request for all reasonable out-of-pocket disbursements, expenses and advances incurred or made by each of them in connection with the performance of its duties under this Indenture in addition to the compensation for their respective services under this Indenture. Such expenses shall include the reasonable compensation, out-of-pocket dis-bursements and expenses of the Trustee's, the Paying Agent's and the Registrar's agents and counsel.

          The Company shall indemnify the Trustee, the Paying Agent and the Registrar for, and hold each of them harmless against, any claim, demand, expense (including but not limited to reasonable attorneys' fees and expenses), loss or liability incurred by each of them arising out of or in connection with the administration of this Indenture and their respective duties hereunder. Each of the Trustee, the Paying Agent and the Registrar shall notify the Company promptly of any claim or threatened claim asserted against it for which it may seek indemnity. However, failure by the Trustee, the Paying Agent or the Registrar to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense unless, in the opinion of the Trustee's counsel, the Trustee has an interest adverse to the Company or a potential conflict of interest exists between the Trustee and the Company, in which case the Trustee may have separate counsel and the Com-pany shall pay the reasonable fees and expenses of such coun-sel. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee, the Pay-ing Agent or the Registrar through the Trustee's, the Paying Agent's or the Registrar's, as the case may be, own willful misconduct, negligence or bad faith. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          To secure the Company's payment obligations in this
Section 7.7, the Trustee and any retiring Trustee under
Section 7.8 shall be entitled to receive payment in full of all fees and expenses (including the reasonable fees and expenses of their respective counsel) prior to any payment to Holders of the Securities and each shall have a Lien prior to the Securi-ties on all money or property held or collected by it, in its capacity as Trustee, except money or property held in trust to pay principal of or interest, Additional Payments or Liquidated Damages on particular Securities.

          When any of the Trustee, the Paying Agent and the Registrar incurs expenses or renders services after an Event of Default specified in Section 6.1(a)(ix) or (x) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          SECTION 7.8  Replacement of Trustee.

          The Trustee may resign at any time by so notifying the Company in writing, such resignation to be effective only upon the appointment of a successor Trustee and its acceptance thereof as provided in this Section 7.8. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Compa-ny's consent which consent shall not be unreasonably withheld. The Company may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.10;

          (b) the Trustee is adjudged a bankrupt or an insol-vent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a receiver or other public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written accep-tance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee (subject to the Lien provided in Section 7.7), the res-ignation or removal of the retiring Trustee shall become effec-tive, and the successor Trustee shall have all the rights, pow-ers and duties of the Trustee under this Indenture. A succes-sor Trustee shall mail notice of its succession to each Securityholder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 25% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a suc-cessor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a succes-sor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section
7.7 shall continue for the benefit of the retiring Trustee.

          SECTION 7.9  Successor Trustee by Merger, Etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee provided such corporation shall be otherwise qualified and eligible under this Article Seven.

          SECTION 7.10  Eligibility; Disqualification.

          This Indenture shall always have a Trustee who satis-fies the requirements of TIA SS 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
SS 310(b); provided, however, that there shall be excluded from the operation of TIA SS 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstand-ing if the requirements for such exclusion set forth in TIA
SS 310(b)(1) are met. The provisions of TIA SS 310 shall apply to the Company, as obligor of the Securities.

          SECTION 7.11  Preferential Collection of
                        Claims Against Company.

          The Trustee shall comply with TIA SS 311(a), excluding any creditor relationship listed in TIA SS 311(b). A Trustee who has resigned or been removed shall be subject to TIA
SS 311(a) to the extent indicated therein. The provisions of TIA SS 311 shall apply to the Company as obligor on the Securities.

                         ARTICLE VIII

              DISCHARGE OF INDENTURE; DEFEASANCE

          SECTION 8.1  Termination of Company's Obligations.

          The Company may terminate its obligations under the Securities and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.1, if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid) have been delivered to the Trustee for can-cellation and the Company has paid all sums payable by it here-under, or if:

          (a) pursuant to Article Three hereof, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities under arrangements satisfactory to the Trustee for the giving of such notice;

          (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee sat-isfactory to the Trustee, under the terms of an irrevo-cable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations maturing as to principal and inter-est in such amounts and at such times as are sufficient without consideration of any reinvestment of such inter-est, to pay principal of and interest and, if applicable, Additional Payments and Liquidated Damages on (and redemp-tion premium, if any, on) the outstanding Securities to maturity or redemption, as the case may be, provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest and, if applicable, Additional Payments and Liquidated Damages with respect to the Securities; and

          (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's obligations under the Securi-ties and this Indenture have been complied with.

          Notwithstanding the foregoing paragraph, the Compa-ny's obligations in Sections 2.5, 2.6, 2.7, 2.8, 2.9, 4.1, 4.2,
7.7, 7.8, 8.4 and 8.5 shall survive until the Securities are no longer outstanding. After the Securities are no longer out-standing, the Company's obligations in Sections 7.7, 8.4 and
8.5 in respect thereof shall survive.

          After such delivery and irrevocable deposit the Trus-tee upon request and at the expense of the Company shall acknowledge in writing the discharge of the Company's obliga-tions under the Securities and this Indenture except for those surviving obligations specified above.

          SECTION 8.2  Legal Defeasance and Covenant
                       Defeasance.

          (a) The Company may, at its option and at any time, elect to have all of its Obligations discharged upon the satis-faction of the conditions of this Section 8.2 with respect to the outstanding Securities ('Legal Defeasance') except for
(i) the rights of Holders of outstanding Securities to receive payments in respect of the principal of, premium, if any, and interest and, if applicable, Additional Payments and Liquidated

Damages on such Securities when such payments are due pursuant to Section 4.1 hereof, (ii) the Company's Obligations with respect to the Securities concerning issuing temporary Securi-ties, registration of Securities, mutilated, destroyed, lost or stolen Securities and the maintenance of an office or agency for payment and money for security payments held in trust pur-suant to Sections 2.5 through 2.10 and 4.2 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's Obligations in connection therewith, pursuant to the provisions of this Indenture, including Sections 7.7 and
7.8 hereof and (iv) the provisions of this Article Eight. Sub-ject to compliance with this Section 8.2, the Company may exer-cise its option under this paragraph (a) notwithstanding the prior exercise of its option under paragraph (b) below with respect to the Securities.

          (b) The Company may, at its option and at any time, elect to have the Obligations of the Company released upon the satisfaction of the conditions of this Section 8.2 with respect to Article Four (except the Obligations of the Company con-tained in Sections 4.1, 4.2, 4.3 (with respect to the Company only), 4.16 and 4.17 thereof) and Article Five ('Covenant Defeasance') and, thereafter, the Company may omit to comply with and shall have no liability in respect of any term, condi-tion or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1, and the Events of Default specified in Sections 6.1(a)(v) and (vii) shall no longer be deemed to be Events of Default, but, except as specified above, the remainder of this Indenture and the Securities shall be unaffected thereby.

          (c) In order to exercise either Legal Defeasance or Covenant Defeasance:

          (i)  the Company shall irrevocably deposit
     with the Trustee, in trust, for the benefit of the Holders of the Securities, cash in United States dollars, U.S. Government Obligations, or a combi-nation thereof, in such amounts as shall be suffi-cient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, interest and, if applicable, Additional Payments on, and Liquidated
     Damages with respect to, the outstanding

     Securities on the stated maturity or on the appli-cable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest or Additional Payments on, or Liquidated Damages with respect to, the outstand-ing Securities;

         (ii)  in the case of Legal Defeasance, the
     Company shall have delivered to the Trustee an opinion of counsel acceptable to the Trustee in its reasonable judgment confirming that (1) the Company has received from, or there has been pub-lished by, the Internal Revenue Service a ruling or (2) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that and based thereon, such opinion of counsel shall confirm that the Holders of the outstanding Securities will not recognize income, gain or loss for fed-eral income tax purposes as a result of such Legal
     Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

        (iii)  in the case of Covenant Defeasance, the
     Company shall have delivered to the Trustee an opinion of counsel acceptable to the Trustee in its reasonable judgment confirming that the Hold-ers of the outstanding Securities will not recog-nize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant
     Defeasance had not occurred;

         (iv)  no Default or Event of Default shall
     have occurred and be continuing on the date of such deposit (except as the result of the incur-rence of Indebtedness the proceeds of which are applied to such defeasance) or, insofar as Sections 6.1(a)(ix) and (x) are concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (v) such Legal Defeasance or Covenant Defea-sance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Inden-ture) to which the Company or any of its Subsid-iaries is a party or by which the Company or any of its Subsidiaries is bound;

         (vi)  the Company shall have delivered to the
     Trustee an opinion of counsel to the effect that the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law;

        (vii)  the Company shall have delivered to the
     Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

       (viii)  the Company shall have delivered to the
     Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions prece-dent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

          (d) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (d), the 'Trustee') pursuant to paragraph (c) above in respect of the outstanding Securities shall be held in trust and applied by the Trustee receiving such deposit, in accor-dance with the provisions of such Securities and this Inden-ture, to the payment, either directly or through any Paying Agent (other than the Company) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest and, if applicable, Additional Payments and Liquidated Damages, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (c) above or the principal and interest, Additional

Payments and Liquidated Damages received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

          Anything in this Section 8.2 to the contrary notwith-standing, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in paragraph (c) above which, in the opinion of a nationally rec-ognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          SECTION 8.3  Application of Trust Money.

          The Trustee shall hold in trust money or U.S. Govern-ment Obligations deposited with it pursuant to Sections 8.1 and 8.2, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest and, if applicable, Additional Payments and Liquidated Damages on the Securities.

          SECTION 8.4  Repayment to Company.

          Subject to Sections 7.7, 8.1 and 8.2, the Trustee shall promptly pay to the Company, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Sections 8.2(c)(i) and (d), held by it at any time. The Trustee and the Paying Agent shall pay to the Com-pany, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate of the Company, any money held by it for the payment of principal or interest, Additional Payments and Liquidated Damages that remains unclaimed for two years after the date upon which such payment became due; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publica-tion or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to money must look solely to the Company for payment as general creditors unless an appli-cable abandoned property law designates another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

          SECTION 8.5  Reinstatement.

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such applica-tion, then and only then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee or the Paying Agent, as the case may be, is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, how-ever, that if the Company has made any payment of interest, Additional Payments or Liquidated Damages on or principal of any Securities because of the reinstatement of their obliga-tions, the Company shall be subrogated to the rights of the holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                          ARTICLE IX

              AMENDMENTS, SUPPLEMENTS AND WAIVERS

          SECTION 9.1  Without Consent of Holders.

          Notwithstanding Section 9.2, the Company, the Guaran-tors and the Trustee may amend, waive or supplement this Inden-ture or the Securities without notice to or consent of any
Securityholder:

          (a) to cure any ambiguity, defect or inconsistency, provided that such amendment or supplement does not adversely affect the rights of any Holder;

          (b) to provide for uncertificated Securities in addition to or in place of certificated Securities;

          (c) to comply with any requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

          (d) to evidence the succession in accordance with Article Five hereof of another Person to the Company or a

     Guarantor and the assumption by any such successor of the Obligations of the Company or a Guarantor, as the case may be, herein, in the Securities and in the Guarantees;

          (e) to provide for one or more Subsidiary Guarantors pursuant to Section 4.17 or for the release of one or more
     Subsidiary Guarantors pursuant to Section 11.3;

          (f) to evidence and provide for the acceptance of appointment hereunder by a separate or successor Trustee with respect to the Securities;

          (g) to make any change that provides additional rights or benefits to the Holders; or

          (h) to make any other change that does not adversely affect the legal rights of any Holder under this Indenture;

provided, however, that in making such change, the Trustee may rely upon an opinion of counsel stating that such change does not adversely affect the rights of any Holder.

          SECTION 9.2  With Consent of Holders.

          Subject to the second paragraph of Section 4.18, Sec-tion 6.6 and the provisions of this Section 9.2, and as other-wise provided herein, the Company and the Trustee may amend or supplement this Indenture or the Securities or a supplemental indenture with the written consent of the Holders of at least a majority in principal amount of the Securities then outstand-ing. Subject to Section 6.6 and the provisions of this Section 9.2, the Holders of at least a majority in principal amount of the outstanding Securities (including consents obtained in con-nection with a tender offer or exchange offer for the Securi-
ties) may waive any existing Default or Event of Default or compliance with any provision of this Indenture or the Securi-ties without notice to any other Securityholder. However, without the consent of each Securityholder affected, an amend-ment, supplement or waiver may not:

          (a) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

          (b) reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to the redemption of the Securities;

          (c) reduce the rate of or change the time for pay-ment of interest, Additional Payments or Liquidated Dam-ages on any Security;

          (d) waive a Default or Event of Default in the pay-ment of principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggre-gate principal amount of the Securities and a waiver of the payment default that resulted from such acceleration);

          (e) make any Security payable in money other than that stated in the Securities;

          (f) make any change in the provisions of this Inden-ture relating to waivers of past Defaults of the right of Holders of Securities to receive payments of principal of or premium, if any, or interest, Additional Payments or Liquidated Damages on the Securities;

          (g) waive a redemption payment with respect to any Security;

          (h) make any change in the Obligation of the Company to make or consummate a Change of Control Offer or modify any of the provisions or definitions relating thereto in a manner that adversely affects the rights of any Holder of the Securities; or

          (i) make any change in the amendment and waiver pro-visions contained in this Article Nine.

          It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this
Section 9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amend-ment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

          SECTION 9.3  Compliance with Trust Indenture Act.

          Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

          SECTION 9.4  Revocation and Effect of Consents.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or sub-sequent Holder may revoke the consent as to his Security or portion of a Security. Such revocation shall be effective only if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, nothing in this paragraph shall impair the right of any Securityholder under SS 316(b) of the TIA.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second and third sen-tences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any con-sent previously given, whether or not such Persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder.

          SECTION 9.5  Notation on or Exchange of Securities.

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee shall (in accordance with the specific direction of the Company) request the Holder of the Security to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction of the Company) place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new

Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

          SECTION 9.6  Trustee To Sign Amendments, Etc.

          The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Nine if the amend-ment, supplement or waiver does not adversely affect the rights, duties or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive, if requested, a reasonable indemnity satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is autho-rized or permitted by this Indenture. The Company may not sign an amendment until its Board of Directors approves it.

          SECTION 9.7  Effect on Senior Indebtedness.

          Anything to the contrary contained in this Article Nine notwithstanding, no amendment of this Indenture shall materially and adversely affect the rights of the lenders under the New Credit Agreement without the consent of such lenders.

                           ARTICLE X

                         SUBORDINATION

          SECTION 10.1  Securities Subordinated to Senior
                        Indebtedness.

          The Company covenants and agrees, and the Trustee and each Holder of the Securities, by its acceptance thereof, like-wise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article Ten; and the Trustee and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Securities by the Company shall, to the extent and in the manner herein set forth, be subordinated to the prior payment in cash or Cash Equivalents when due of the principal of, and premium, if any, and accrued and unpaid interest on and, subject to
Section 10.13, all other amounts owing in respect of, all existing and future Senior Indebtedness of the Company; that the subordination is for the benefit of, and shall be enforce-able directly by, the holders of Senior Indebtedness, and that each holder of Senior Indebtedness whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Indebtedness in reliance upon the covenants and provisions contained in this Indenture and the Securities.

          SECTION 10.2  No Payment on Securities in
                        Certain Circumstances.

          (a) Upon the occurrence of any default beyond the applicable grace period in the payment of any principal of or interest on or other amounts due on any Senior Indebtedness of the Company (a 'Payment Default'), no payment shall be made by the Company with respect to the Securities unless and until such Payment Default shall have been cured or waived or shall have ceased to exist, such Senior Indebtedness has been dis-charged or paid in full or the benefits of this sentence have been waived by or on behalf of the holders of such Senior Indebtedness of the Company, immediately after which the Com-pany must resume making any and all required payments, includ-ing missed payments, in respect of its obligations under the Securities.

          (b) Upon (1) the occurrence of a continuing event of default (other than a Payment Default) relating to Senior Indebtedness of the Company, as such event of default is defined therein or in the instrument or agreement under which it is outstanding, which event of default, pursuant to the instruments governing such Senior Indebtedness, entitles the holders (or a specified portion of the holders) of such Senior Indebtedness to immediately accelerate without further notice (except such notice as may be required to effect such accelera-tion) the maturity of such Senior Indebtedness (a 'Non-payment Default') and (2) the receipt by the Trustee and the Company from a Senior Representative of written notice (a 'Payment Blockage Notice') of such occurrence, no payment is permitted to be made by the Company in respect of the Securities for a period (a 'Payment Blockage Period') commencing on the date of receipt by the Trustee of such notice and ending on the ear-liest to occur of the following events (subject to any blockage of payments that may then be in effect due to a Payment Default on Senior Indebtedness of the Company): (w) such Non-payment Default has been cured or waived or has ceased to exist; (x) a 179-consecutive-day period commencing on the date such written notice is received by the Trustee has elapsed; (y) such Payment

Blockage Period has been terminated by written notice to the Trustee from the Senior Representative, whether or not such Non-payment Default has been cured or waived or has ceased to exist; and (z) such Senior Indebtedness of the Company has been discharged or paid in full, immediately after which, in the case of clause (w), (x), (y) or (z), the Company must resume making any and all required payments, including missed pay-ments, in respect of its obligations under the Securities. Notwithstanding the foregoing, (a) not more than one Payment Blockage Period may be commenced in any period of 365 consecu-tive days and (b) no default or event of default with respect to the Senior Indebtedness of the Company that was the subject of a Payment Blockage Notice which existed or was continuing on the date of the giving of any Payment Blockage Notice shall be or serve as the basis for the giving of a subsequent Payment Blockage Notice whether or not within a period of 365 consecu-tive days unless such default or event of default shall have been cured or waived for a period of at least 120 consecutive days after such date.

          (c) In the event that, notwithstanding the fore-going, any payment or distribution of assets of the Company whether in cash, property or securities (other than securities that are subordinated at least to the same extent as the Secu-rities are to Senior Indebtedness of the Company), shall be received by the Trustee or the Holders of Securities at a time when such payment or distribution is prohibited by this
Section 10.2, such payment or distribution shall be held in trust for the benefit of the holders of Senior Indebtedness of the Company and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of the Senior Indebtedness of the Company remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instru-ments evidencing any of such Senior Indebtedness of the Company may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness of the Company held or represented by each, for application to the payment of all Senior Indebtedness of the Company remaining unpaid to the extent necessary to pay or to provide for the payment of all such Senior Indebtedness in full in cash and Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

          SECTION 10.3  Payment Over of Proceeds
                        upon Dissolution, Etc.

          (a) Upon any distribution to creditors of the Com-pany of the assets of the Company in a liquidation or dissolu-tion of the Company or in a bankruptcy, reorganization, insol-vency, receivership or similar proceeding relating to the Com-pany, (i) the holders of all Senior Indebtedness of the Company then outstanding shall be entitled to be paid in full in cash or Cash Equivalents (including interest accruing subsequent to a bankruptcy or insolvency, whether or not such interest is an allowed claim enforceable against the Company in bankruptcy) before the Holders are entitled to receive any payment on or with respect to the Securities; and (ii) the holders of all Senior Indebtedness of the Company shall be entitled to be paid in full in cash (including interest accruing subsequent to a bankruptcy or insolvency, whether or not such interest is an allowed claim enforceable against the Company in bankruptcy) before the Holders are entitled to receive any cash payment on or with respect to the Securities. Until all Senior Indebted-ness of the Company is paid in full in cash or Cash Equiva-lents, any distribution to which the Holders would be entitled but for the subordination provisions shall be made to holders of Senior Indebtedness of the Company as their interests may appear, and until all Senior Indebtedness of the Company is paid in full in cash (or in Cash Equivalents subsequently con-verted to cash), any cash distribution to which the Holders would be entitled but for the subordination provisions of this Article Ten shall be first, exchanged for Cash Equivalents pre-viously applied to the payment of Senior Indebtedness (and not subsequently converted to cash), and second, made to holders of Senior Indebtedness of the Company as their interests may appear, subject to Section 7.7 hereof.

          (b) In the event that, notwithstanding the fore-going, any payment or distribution of assets of the Company whether in cash, property or securities (other than securities that are subordinated at least to the same extent as the Secu-rities are to Senior Indebtedness of the Company), shall be received by the Trustee or the Holders of Securities at a time when such payment or distribution is prohibited by this
Section 10.3, such payment or distribution shall be held in trust for the benefit of the holders of Senior Indebtedness of the Company and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of the Senior Indebtedness of the Company remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness of the Company may have been issued, ratably according to the aggre-gate amounts remaining unpaid on account of the Senior Indebt-edness of the Company held or represented by each, for applica-tion to the payment of all Senior Indebtedness of the Company remaining unpaid to the extent necessary to pay or to provide for the payment of all such Senior Indebtedness in full in cash and Cash Equivalents after giving effect to any concurrent pay-ment or distribution to the holders of such Senior Indebtedness.

          (c) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the convey-ance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Article Five hereof and as long as permitted under the terms of the Senior Indebtedness shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Com-pany's obligations hereunder in accordance with Article Five hereof.

          SECTION 10.4  Payments May Be Paid
                        Prior to Dissolution.

          Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections 10.2 and 10.3, from making payments at any time for the purpose of making payments of principal of and interest, Additional Payments and Liquidated Damages on the Securities, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohib-ited by Section 10.2 or 10.3, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest, Additional Payments and Liquidated Damages on, the Securities to the Holders entitled thereto unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable, the Trustee shall have received the written notice provided for in
Section 10.2(b) or in Section 10.7. The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

                                   86
          SECTION 10.5  Subrogation.

          Subject to the payment in full in cash or Cash Equiv-alents of all Senior Indebtedness, the Holders of the Securi-ties shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the Securities shall be paid in full; and, for the purposes of such subrogation, no such payments or dis-tributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holders by vir-tue of this Article Ten which otherwise would have been made to the Holders shall, as between the Company and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

          SECTION 10.6  Obligations of the Company
                        Unconditional.

          Nothing contained in this Article Ten or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and any interest, Additional Pay-ments and Liquidated Damages on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights of the holders of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of the Securities.

          SECTION 10.7  Notice to Trustee.

          The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Ten. Regardless of anything to the contrary contained in this

Article Ten or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any pay-ment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company or a Senior Representative therefor specifically setting forth the prohibi-tion against such payment, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such person to receive such payment.

          SECTION 10.8  Reliance on Judicial Order or
                        Certificate of Liquidating Agent.

          Upon any payment or distribution of assets of the Company referred to in this Article Ten, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganiza-tion proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or the Holders of the Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

          SECTION 10.9  Trustee's Relation to Senior
                        Indebtedness.

          The Trustee and any agent of the Company or the Trus-tee shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capac-ity to the same extent as any other holder of Senior Indebted-ness and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

          With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness.

          Whenever a distribution is to be made or a notice given to holders or owners of Senior Indebtedness, the distri-bution may be made and the notice may be given to their Senior
Representative, if any.

          SECTION 10.10  Subordination Rights Not Impaired
                         by Acts or Omissions of the Company
                         or Holders of Senior Indebtedness.

          No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Securities and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Securities to the holders of the Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of pay-ment or extend the time of payment of, or renew or alter,

Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness, or any instrument evidencing the same or any agreement under which Senior Indebtedness is out-standing; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the payment or collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Com-pany and any other Person.

          SECTION 10.11  Holders Authorize Trustee To
                         Effectuate Subordination of
                         Securities.

          Each Holder of Securities by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effec-tuate, as between the holders of Senior Indebtedness and the Holders of Securities, the subordination provided in this Article Ten, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganiza-tion or similar proceedings or upon an assignment for the bene-fit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Securities and accrued interest, Additional Payments and Liquidated Damages in the form required in those proceedings.

          If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness are, or their Senior Representative is, hereby authorized to have the right to file and hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trus-tee or the holders of Senior Indebtedness or their Senior Rep-resentative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their Senior Representa-tive to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 10.12  This Article Ten Not To
                         Prevent Events of Default.

          If the Company fails to make any payment on the Secu-rities when due or within any applicable grace period, whether or not such failure is on account of the subordination provi-sions contained in Article Ten, such failure shall constitute an Event of Default under this Indenture and shall enable the Holders to accelerate the maturity of the Securities pursuant to Section 6.2.

          SECTION 10.13  Trustee's Compensation
                         Not Prejudiced.

          Notwithstanding anything contained herein, nothing in this Article Ten will apply to amounts due to the Trustee pur-suant to other sections in this Indenture, including, but not limited to Section 7.7.

                          ARTICLE XI

                    GUARANTEE OF SECURITIES

          SECTION 11.1  Unconditional Guarantee.

          Each Guarantor hereby unconditionally, jointly and severally, guarantees (such guarantee to be referred to herein as the 'Guarantee') to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its succes-sors and assigns, that: (i) the principal of and interest and, if applicable, Additional Payments and Liquidated Damages on the Securities and any other amounts owing under the Indenture, including all amounts due to the Trustee under Section 7.7, will be promptly paid in full when due, subject to any appli-cable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest and, if applicable, Additional Pay-ments and Liquidated Damages, to the extent lawful, of the Securities and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities or of any such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, how-ever, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 11.4. Each Guarantor hereby agrees that its Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might other-wise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, present-ment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and in this Guarantee. If any Securityholder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guar-antor, any amount paid by the Company or any Guarantor to the Trustee or such Securityholder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunc-tion or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

          SECTION 11.2  Severability.

          In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 11.3  Release of a Subsidiary Guarantor.

          Upon the sale or disposition of all of the Equity Interests of a Subsidiary Guarantor by the Company, or upon the consolidation or merger of a Subsidiary Guarantor with or into any entity or the sale, conveyance, assignment, transfer, lease or other disposition of all or substantially all of its proper-ties and assets to any entity (in each case, other than the Company or an Affiliate of the Company), such Subsidiary Guar-antor shall be automatically and unconditionally released from all obligations under its guarantee of the Securities; provided that the proceeds received by the Company, or any Subsidiary of the Company, from such transaction shall be applied pursuant to the provisions of Section 4.11 above or of Article Three above and Section 7 of the Securities. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certifi-cate certifying as to the compliance with this Section 11.3. Any Guarantor not so released remains liable for the full amount of principal of and interest and, if applicable, Addi-tional Payments and Liquidated Damages on the Securities as provided in this Article Eleven.

          SECTION 11.4  Limitation of Subsidiary Guarantor's
                        Liability.

          Notwithstanding anything contained in this
Article Eleven to the contrary, at all times, if any, during which any Subsidiary Guarantor is the obligor under the New Credit Agreement or any guarantee related thereto or any other guarantee of Participating Indebtedness (as defined below) (any such Subsidiary Guarantor being at all such times (and only at such times), a 'Participating Guarantor'), each Subsidiary Guarantor and by its acceptance hereof each Holder hereby con-firms that it is the intention of all such parties that the Guarantee by such Subsidiary Guarantor pursuant to its Guaran-tee not constitute a fraudulent transfer or conveyance for pur-poses of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Obli-gations of each Subsidiary Guarantor under the Guarantee and each other guarantee of Participating Indebtedness shall be limited, collectively, to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Participating Guarantor and after giving effect to any rights of contribution of such Participating Guarantor in respect of the obligations of such other Participating Guaran-tor under its Guarantee or pursuant to Section 11.6 or pursuant to any other agreement providing for an equitable distribution among such Participating Guarantors and other Affiliates of the Company of payments made under guarantees by such parties, result in the obligations of such Participating Guarantor under the Guarantee not constituting such fraudulent transfer or con-veyance. For the purposes of this Section 11.4, 'Participating

Indebtedness' means, as to any Subsidiary Guarantor, any Indebtedness of the Company that is guaranteed by such Subsid-iary Guarantor pursuant to a guaranty (i) the incurrence of which is not prohibited by the terms of this Indenture or any agreement governing any other Participating Indebtedness then outstanding (or, if so prohibited by the terms of this Inden-ture or any such agreement, is permitted as a result of a con-sent or waiver thereunder) and (ii) that contains a limitation of liability and confirmation of intention regarding ratability of payments on substantially the terms set forth in this sub-section.

          SECTION 11.5  Contribution.

          In order to provide for just and equitable contribu-tion among the Guarantors, the Guarantors agree, among them-selves, that in the event any payment or distribution is made by any Guarantor (a 'Funding Guarantor') under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's Obligations with respect to the Securities or any other Guarantor's Obligations with respect to the Guarantee. 'Adjusted Net Assets' of such Guar-antor at any date shall mean the lesser of the amount by which
(x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the pre-sent fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the prob-able liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guaran-tee, as they become absolute and matured.

          SECTION 11.6  Waiver of Subrogation.

          Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under the Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the pre-ceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture.
Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section
11.6 is knowingly made in contemplation of such benefits.

          SECTION 11.7  Agreement To Subordinate.

          Each Guarantor agrees, and each Securityholder by accepting a Security agrees, that all payments pursuant to the Guarantee of such Guarantor are subordinated in right of pay-ment to the prior payment in full of all Senior Indebtedness of such Guarantor, to the same extent and manner that all payments pursuant to the Securities are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Company.

          SECTION 11.8  Execution of Guarantee.

          To evidence its Guarantee to the Securityholders specified in Section 11.1, each Guarantor hereby agrees that a notation of such Guarantee shall be endorsed on each Security authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its Guarantee set forth in Section 11.1 shall remain in full force and effect notwithstanding any fail-ure to endorse on each Security a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by two Officers, or an Officer and an Assistant Secretary or one Officer shall sign and one Officer or an Assistant Secre-tary (each of whom shall, in each case, have been duly autho-rized by all requisite corporate actions) shall attest to such Guarantee prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trus-tee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Security on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security neverthe-less may be authenticated and delivered or disposed of as though the person who signed the Guarantee had not ceased to be such officer of the Guarantor.

                          ARTICLE XII

                         MISCELLANEOUS

          SECTION 12.1  Trust Indenture Act Controls.

          If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by the TIA or with another provision which is required to be included in this Indenture by the TIA, the imposed duties or the required provision shall control, as the case may be.

          SECTION 12.2  Notices.

          Any notice or communication shall be sufficiently given if in writing and delivered in Person or mailed by first-class mail or by telecopier, followed by first-class mail, or by overnight service guaranteeing next-day delivery, addressed as follows:

          (a)  if to the Company:

               PF ACQUISITION CORP.
               90 Linden Place
               P.O. Box 681
               Rochester, New York  14603
               Attention:  Treasurer

               Telecopier Number:  (716) 383-1606
               with copies to:

               HOWARD, DARBY & LEVIN
               1330 Avenue of the Americas
               New York, New York  10019
               Attention:  Scott F. Smith, Esq.

               Telecopier Number:  (212) 841-1010

               and

               HARRIS BEACH & WILCOX
               130 East Main Street
               Rochester, New York  14604
               Attention:  Thomas M. Hampson, Esq.

               Telecopier Number:  (716) 232-6925

          (b)  if to Pro-Fac:

               PRO-FAC COOPERATIVE, INC.
               90 Linden Place
               P.O. Box 681
               Rochester, New York  14603
               Attention:  Treasurer

               Telecopier Number:  (716) 383-1606

               with copies to:

               HOWARD, DARBY & LEVIN
               1330 Avenue of the Americas
               New York, New York  10019
               Attention:  Scott F. Smith, Esq.

               Telecopier Number:  (212) 841-1010

               and

               HARRIS BEACH & WILCOX
               130 East Main Street
               Rochester, New York  14604
               Attention:  Thomas M. Hampson, Esq.

               Telecopier Number:  (716) 232-6925

          (c)  if to the Trustee:

               IBJ SCHRODER BANK & TRUST COMPANY
               One State Street
               New York, New York  10004
               Attention:  Corporate Trust Administration

               Telecopier Number:  (212) 425-0542

          The Company, Pro-Fac or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Security-holder, including any notice delivered in connection with TIA
SS 310(b), TIA SS 313(c), TIA SS 314(a) and TIA SS 315(b), shall be mailed to him, first-class postage prepaid, at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its suffi-ciency with respect to other Securityholders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 12.3  Communications by Holders with
                        Other Holders.

          Securityholders may communicate pursuant to TIA
SS 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA SS 312(c).

          SECTION 12.4  Officers' Certificate and Opinion of
                        Counsel as to Conditions Precedent.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee
(a) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (b) an

Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of counsel, all such con-ditions have been complied with and (c) where applicable, a certificate or opinion by an independent certified public accountant satisfactory to the Trustee that complies with TIA SS 314(c).

          SECTION 12.5  Statements Required in Officers'
                        Certificate and Opinion of Counsel.

          Each Officers' Certificate and Opinion of Counsel with respect to compliance with a condition or covenant pro-vided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provi-sions of TIA Section 314(e) and shall include:

          (a) a statement that the Person making such Offic-ers' Certificate or rendering such Opinion of Counsel has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such Officers' Certificate or Opinion of Counsel are based;

          (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is neces-sary to enable him to express an informed opinion as to whether or not such covenant or condition has been com-plied with; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been com-plied with; provided, however, that with respect to mat-ters of law, an Officers' Certificate may be based upon an Opinion of Counsel, unless the signers know, or in the exercise of reasonable care should know, that such Opinion of Counsel is erroneous, and, provided, further, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials, unless the signer knows, or in the exercise of reasonable care should know, that any such document is erroneous.

          SECTION 12.6  Rules by Trustee, Paying Agent,
                        Registrar.

          The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

          SECTION 12.7  Legal Holidays.

          If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeed-ing day that is not a Legal Holiday, and no interest, Addi-tional Payments or Liquidated Damages shall accrue for the intervening period.

          SECTION 12.8  Governing Law.

          The internal laws of the State of New York shall gov-ern this Indenture, the Securities and the Guarantees without regard to principles of conflicts of law.

          SECTION 12.9  No Recourse Against Others.

          A trustee, director, officer, employee, stockholder, member or beneficiary, as such, of the Company or any Guarantor shall not have any liability for any Obligations of the Company under the Securities, this Indenture or the Guarantees or for any claim based on, in respect of or by reason of such Obliga-tions or their creation. Each Security holder by accepting a Security waives and releases all such liability.

          SECTION 12.10  Successors.

          All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 12.11  Counterparts.

          The parties may sign any number of counterparts of this Indenture. Each such counterpart shall be an original, but all of them together represent the same agreement.

          SECTION 12.12  Severability.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provi-sions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

          SECTION 12.13  Table of Contents, Headings, Etc.

          The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

          SECTION 12.14  Certain Registration Rights.

          Any Holder of Securities which are not freely trans-ferable without registration under the Securities Act (other than by reason of such Holder being an Affiliate of the Com-
pany) shall have the right to require the Company, at the Com-pany's option, to (i) file a shelf registration statement under the Securities Act with respect to the Securities of all such Holders and use its best efforts to cause such Registration Statement to be declared effective or (ii) file and use its best efforts to consummate an offer to exchange, registered under the Securities Act, for any and all of the Securities a like aggregate principal amount of Securities, to be issued under this Indenture, identical to the Securities in all mate-rial respects. The foregoing rights shall be set forth and shall be subject to the limitations contained in the Registra-tion Rights Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                             PF ACQUISITION CORP.,
                                as Issuer


                             By /s/ Roy A. Myers
                               Name:  Roy A. Myers
                               Title:  General Manager

                              PRO-FAC COOPERATIVE, INC.,
                                as Guarantor


                             By /s/ Roy A. Myers
                               Name:  Roy A. Myers
                               Title:  President


                             IBJ SCHRODER BANK & TRUST COMPANY,
                                as Trustee


                             By /s/ Thomas J. Bogert
                               Name:  Thomas J. Bogert
                               Title:  Assistant Vice President

                                                      Exhibit A



                      (FACE OF SECURITY)

    [Legend if Security is a Transfer Restricted Security]

     THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE 'SECURITIES ACT'), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THERE-FROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
(1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR
(3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLI-CABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT TO THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

                     PF ACQUISITION CORP.

    (to be merged with and into Curtice-Burns Foods, Inc.)


No.                                                 $__________

            12 1/4% SENIOR SUBORDINATED NOTE DUE 2005

          PF ACQUISITION CORP. promises to pay to __________ or registered assigns the principal sum of ________________
______________ Dollars on February 1, 2005.

Interest Payment Dates:  February 1, August 1, commencing
                         February 1, 1995 and at maturity

Record Dates:  January 15 and July 15

          Pursuant to the Indenture (defined below), the pay-ment of principal of and premium, if any, and interest and, if applicable, Additional Payments and Liquidated Damages on this Security is unconditionally guaranteed by Pro-Fac Cooperative, Inc., a New York cooperative corporation ('Pro-Fac'), and such other Persons as may from time to time execute endorsements of guarantees hereon (together with Pro-Fac, 'Guarantors').

                              PF ACQUISITION CORP.


                              By:
                                   Authorized Signature


                              By:
                                   Authorized Signature

Dated:  _________________

[SEAL]

Certificate of Authentication

          This is one of the 12 1/4% Senior Subordinated Notes Due 2005 referred to in the within-mentioned Indenture.

                              IBJ SCHRODER BANK & TRUST COMPANY,
                                as Trustee


                              By:
                                     Authorized Signatory

                                   2
                     (REVERSE OF SECURITY)

                     PF ACQUISITION CORP.

    (to be merged with and into Curtice-Burns Foods, Inc.)

              12 1/4% SENIOR SUBORDINATED NOTE DUE 2005


          1. Interest. PF ACQUISITION CORP., a New York cor-poration (the 'Company'), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the reverse side hereof at a rate of 12 1/4% per annum, together with Additional Payments until the date on which the Exchange Offer is Consummated and Liquidated Damages as provided in the Registration Rights Agreement.
Interest and, if applicable, Additional Payments and Liquidated Damages on the Securities will accrue from and including the most recent date to which interest and, if applicable, Addi-tional Payments and Liquidated Damages have been paid or, if no interest and, if applicable, Additional Payments or Liquidated Damages has been paid, from and including November 3, 1994 through but excluding the date on which interest and, if appli-cable, Additional Payments and Liquidated Damages are paid. Interest and, if applicable, Additional Payments and Liquidated Damages shall be payable in arrears on February 1, August 1 and at the stated maturity (each an 'Interest Payment Date'), com-mencing February 1, 1995. Interest and, if applicable, Addi-tional Payments and Liquidated Damages will be computed on the basis of a 360-day year of twelve full 30-day months. The Com-pany shall pay interest on overdue principal and on overdue interest and, if applicable, Additional Payments and Liquidated Damages (to the full extent permitted by law) at a rate of 12 1/4% per annum.

          2. Method of Payment. The Company will pay inter-est and, if applicable, Additional Payments and Liquidated Dam-ages on the Securities (except defaulted interest) to the Per-sons who are registered Holders of Securities at the close of business on the January 15 or July 15 next preceding the Inter-est Payment Date (or, if any such January 15 or July 15 is not a business day, at the close of business on the business day immediately preceding such January 15 or July 15). Holders must surrender Securities to a Paying Agent to collect princi-pal payments. The Company will pay principal, premium, if any, and interest and, if applicable, Additional Payments and Liqui-dated Damages in money of the United States that at the time of

                                   3
payment is legal tender for payment of public and private debts.

          3. Paying Agent and Registrar. Initially, IBJ Schroder Bank & Trust Company (the 'Trustee') will act as Pay-ing Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to Holders. Neither the Company nor any of its Subsidiaries may act as Pay-ing Agent, Registrar or co-Registrar.

          4. Indenture. The Company issued the Securities under an Indenture dated as of November 3, 1994 (the 'Inden-ture') among the Company, Pro-Fac and the Trustee. This Secu-rity is one of an issue of Securities of the Company issued, or to be issued, under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code SS 77aaa-77bbbb) as amended from time to time. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and such Act for a statement of them. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Securities are unsecured senior subordinated obligations of the Company limited in aggregate principal amount to $160,000,000. The Indenture limits, among other things, the incurrence of Indebtedness and preferred stock by the Company and its Subsidiaries; the creation of Liens by the Company and its Subsidiaries; purchases, redemptions, and other acquisi-tions or retirements of equity interests of the Company and its Subsidiaries; transactions by the Company and its Subsidiaries with their Affiliates; and the ability of the Company to merge with or into another entity. The limitations are subject to a number of important qualifications and exceptions. The Company must report to the Trustee annually on compliance with the lim-itations contained in the Indenture.

          5. Guarantees. This Security is initially entitled to the benefits of the unsecured senior subordinated Guarantee of Pro-Fac and may thereafter be entitled to certain other unsecured senior subordinated Guarantees made for the benefit of the Holders. Reference is hereby made to Article Eleven of the Indenture and to the Guarantees endorsed on this Security for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

          6. Subordination. The Securities and the Guaran-tees are subordinated in right of payment, in the manner and to

                                  4
the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such pro-visions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appro-priate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

          7. Optional Redemption. Except as set forth below, the Securities are not redeemable at the option of the Company prior to February 1, 2000. At any time on or after February 1, 2000, the Securities will be redeemable, at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount) set forth below, plus accrued interest and, if applicable, Additional Payments and Liquidated Damages to the redemption date, if redeemed during the 12-month period beginning February 1, of the years indicated below:

                                                     %
                                                  -------
          2000...............................     104.594
          2001...............................     103.063
          2002...............................     101.531
          2003 and thereafter................     100.000

          Notwithstanding the foregoing, at any time on or prior to February 1, 1998, the Company may redeem up to $56.0 million aggregate principal amount of Securities (provided that at least $104.0 million aggregate principal amount of Securi-ties remains outstanding immediately after the occurrence of such redemption), at a redemption price equal to 110.0% of the principal amount of such Securities, plus accrued interest, Additional Payments and Liquidated Damages to the date of redemption, with the proceeds of any offering of Capital Stock (other than a public offering pursuant to a registration state-ment on Form S-8 or an offering of Disqualified Stock) or the proceeds of any Asset Sale generating Net Proceeds in excess of $20.0 million to the extent such proceeds are not otherwise applied in accordance with the terms of the Indenture.

          8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed at its registered address. On and after the Redemption Date, unless the Company defaults in making the redemption payment,

                                   5
interest, Additional Payments and Liquidated Damages cease to accrue on Securities or portions thereof called for redemption.

          9. Offers to Purchase. Sections 4.11 and 4.14 of the Indenture provide that after an Asset Sale (as defined in the Indenture), or upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limita-tions contained therein, the Company shall make an offer to purchase certain amounts of Securities in accordance with the procedures set forth in the Indenture.

          10. Registration Rights. Any Holder of Securities which are not freely transferable without registration under the Securities Act (other than by reason of such Holder being an Affiliate of the Company) shall have the right to require the Company, at the Company's option, to (i) file a shelf reg-istration statement under the Securities Act with respect to the Securities of all such Holders and use its best efforts to cause such Registration Statement to be declared effective or
(ii) file and use its best efforts to consummate an offer to exchange, registered under the Securities Act, for any and all of the Securities a like aggregate principal amount of Securi-ties, to be issued under this Indenture, identical to the Secu-rities in all material respects. The foregoing rights shall be set forth and shall be subject to the limitations contained in the Registration Rights Agreement.

          11. Denominations, Transfer, Exchange. The Securi-ties are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Security or portion of a Security selected for redemption, or transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

          12. Persons Deemed Owners. The registered holder of a Security may be treated as the owner of it for all purposes.

          13. Unclaimed Money. If money for the payment of principal or interest, Additional Payments or Liquidated Dam-ages remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the

                                  6
Company for payment as general creditors unless an 'abandoned property' law designates another Person.

          14. Amendment, Supplement, Waiver. The Company and the Trustee may, without the consent of the holders of any out-standing Securities, amend, waive or supplement the Indenture or the Securities for certain specified purposes, including, among other things, curing ambiguities, defects or inconsisten-cies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939 or making any other change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Securities may be made by the Company and the Trustee with the consent of the holders of not less than a majority of the aggregate prin-cipal amount of the outstanding Securities, subject to certain exceptions requiring the consent of the Holders of the particu-lar Securities to be affected.

          15. Successor Corporation. When a successor corpo-ration assumes all the obligations of its predecessor under the Securities and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will be released from those obligations.

          16. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default other than an Event of Default specified in Section 6.1(a)(ix) or (x) of the Indenture occurs and is continuing, then the Holders of not less than 25% in aggregate principal amount of the outstanding Securities may, or the Trustee may, declare the principal of, premium, if any, plus accrued interest, Additional Payments and Liquidated Damages, if any, to be due and payable immediately. If an Event of Default specified in Section 6.1(a)(ix) or (x) of the Indenture occurs and is continuing, the principal of, premium, if any, and accrued interest and, if applicable, Additional Payments and Liquidated Damages on all of the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require reasonable indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exer-cise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest, Additional

                                  7
Payments or Liquidated Damages) if it determines that withhold-ing notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

          17. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

          18. No Recourse Against Others. A director, offi-cer, employee, member or stockholder, as such, of the Company or any Guarantor shall not have any liability for any Obliga-tions of the Company under the Securities, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of, such Obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consid-eration for the issue of the Securities and the Guarantees.

          19. Discharge. The Company's obligations pursuant to the Indenture will be discharged, except for certain speci-fied obligations, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of money or U.S. Government Obliga-tions sufficient to pay when due principal or the interest, Additional Payments and Liquidated Damages on the Securities to maturity or redemption, as the case may be.

          20. Authentication. This Security shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Security.

          21. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as:
TEN COM (= tenants in common), TENANT (= tenants by the entire-ties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act.

          22. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities immediately prior to the qualification of the Indenture under the TIA as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

                                  8
          [The Transferor Certificate (Exhibit B to the Inden-ture) will be attached to the Senior Subordinated Note.]

          The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture.
Requests may be made to:

               PF ACQUISITION CORP.
               90 Linden Place
               P.O. Box 681
               Rochester, New York  14603
               Attention:  Treasurer

                 [FORM OF NOTATION ON SECURITY
                    RELATING TO GUARANTEE]

          For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, that (i) the principal of and interest and, if applicable, Additional Payments and Liquidated Damages on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by accelera-tion or otherwise and interest on the overdue principal, if any, and interest and, if applicable, Additional Payments and Liquidated Damages on any interest, to the extent lawful, of the Securities and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities or of any such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise.

          The Obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Guarantee are expressly set forth in Article Eleven of the Indenture and ref-erence is hereby made to the Indenture for the precise terms of the Guarantee. The Indebtedness evidenced by the Guarantee is, to the extent and in the manner provided in the Indenture, sub-ordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, as defined in the Inden-ture, of the Guarantors, and this Guarantee is issued subject to such provisions. Each Holder of a Security, by accepting the same, (i) agrees to and shall be bound by such provisions,
(ii) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate such subordination as provided in the Indenture and (iii) appoints the Trustee as attorney-in-fact of such Holder for such purpose.

                                  10
          This Guarantee shall not be valid until the Trustee manually signs the certificate of authentication on the Secu-rity upon which this Guarantee is noted.

                              Guarantor:

                              PRO-FAC COOPERATIVE, INC.


                              By: ________________________
                                  Name:
                                  Title:

                        ASSIGNMENT FORM


If you the holder want to assign this Security, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Security to

_______________________________________________________________

(Insert assignee's social security or tax ID number) __________

_______________________________________________________________
_______________________________________________________________
_______________________________________________________________
(Print or type assignee's name, address and zip code) and irre-
vocably appoint
_______________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


_______________________________________________________________


Date:______________ Your signature:____________________________
                                   (Sign exactly as your name
                                   appears on the other side of
                                   this Security)

Signature Guarantee:___________________________________________

              OPTION OF HOLDER TO ELECT PURCHASE


          If you wish to have this Security purchased by the Company pursuant to Section 4.11 or 4.14 of the Indenture, check the Box: [ ]

          If you wish to have a portion of this Security pur-chased by the Company pursuant to Section 4.11 or 4.14 of the Indenture, state the amount you wish to have purchased:


                         $_____________


Date:  ________________   Your Signature:  ____________________

                          Tax Identification No.:______________

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:  _______________________

                                                      Exhibit B



               [FORM OF TRANSFEROR CERTIFICATE]



       [Letterhead of Selling Holder or U.S. Registered
         Broker-Dealer Acting in Such Person's Behalf]


PF Acquisition Corp.                      Date: _______________
(to be merged with and into
  Curtice-Burns Foods, Inc.)
90 Linden Place
P.O. Box 681
Rochester, New York  14603
Attention: Treasurer


Dear Ladies and Gentlemen:


          This certificate relates to $__________ aggregate
principal amount of    % Senior Subordinated Notes Due 2005
(the 'Senior Subordinated Notes'), of PF Acquisition Corp., a
New York corporation (the 'Company'), held in:*  [   ] book-
entry or [   ] definitive form by ___________________ (the
'Transferor').


          I.   The Transferor:*

     [   ]     has requested the Trustee by written order to
deliver in exchange for its beneficial interest in the Global Security held by the depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

     [   ]     has requested the Trustee by written order to
exchange or register the transfer of a Security or Securities.


          II. In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Securities and as provided in Section 2.6 of

                                   2
such Indenture, the transfer of this Security does not require registration under the Securities Act (as defined below) because:*

     [   ]     Such Security is being acquired for the Trans-
feror's own account, without transfer (in satisfaction of Sec-tion 2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture).

     [   ]     Such Security is being transferred to a 'quali-
fied institutional buyer' (as defined in Rule 144A under the Securities Act of 1933, as amended (the 'Securities Act')) in reliance on Rule 144A (in satisfaction of Section 2.6(a)(ii)(B), Section 2.6(b)(i) or Section 2.6(d)(i)(B) of the Indenture) or pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (in satisfac-tion of Section 2.6(a)(ii)(B) or Section 2.6(d)(i)(B) of the Indenture).

     [   ]     Such Security is being transferred in accordance
with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.6(a)(ii)(B) or Section 2.6(d)(i)(B) of the Indenture).

     [   ]     Such Security is being transferred in reliance
on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, 144 or Rule 904 under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in sat-isfaction of Section 2.6(a)(ii)(C) or Section 2.6(d)(i)(C) of the Indenture).


                              _________________________________
                              [INSERT NAME OF TRANSFEROR]


                              By: _____________________________

Dated:  _________________

                                                      Exhibit C



     [Additional Legend if Security is a Global Security]


     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCES-SOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURI-TIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSI-TORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUM-STANCES DESCRIBED IN THE INDENTURE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REP-RESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

- --------------------------------------------------------------------


                   CURTICE-BURNS FOODS, INC.

                              and

            THE SUBSIDIARY GUARANTORS NAMED HEREIN

                              and

         IBJ SCHRODER BANK & TRUST COMPANY, as Trustee

                        _______________

                 FIRST SUPPLEMENTAL INDENTURE

                 dated as of November 3, 1994

                              to

                           INDENTURE

                 dated as of November 3, 1994

                             among

               PF ACQUISITION CORP., as Issuer,

                              and

           PRO-FAC COOPERATIVE, INC., as Guarantor,

                              and

         IBJ SCHRODER BANK & TRUST COMPANY, as Trustee

                        _______________

                         $160,000,000

            12 1/4% Senior Subordinated Notes due 2005

- --------------------------------------------------------------------

          FIRST SUPPLEMENTAL INDENTURE dated as of November 3, 1994 (the 'First Supplemental Indenture') among CURTICE-BURNS FOODS, INC., a New York corporation (the 'Company'), certain subsidiaries of the Company listed on the signature pages hereof (collectively, the 'Designated Subsidiaries') and IBJ SCHRODER BANK & TRUST COMPANY, as Trustee (the 'Trustee').

          WHEREAS, PF Acquisition Corp., a New York corporation ('PFAC'), and Pro-Fac Cooperative, Inc., a New York cooperative corporation ('Pro-Fac'), have heretofore executed and delivered to the Trustee an Indenture dated as of November 3, 1994 (the 'Indenture') providing for the issuance of $160,000,000 aggre-gate principal amount of 12 1/4% Senior Subordinated Notes due 2005 (the 'Notes') of PFAC and of the related guarantee (the 'Guarantee') of Pro-Fac; and

          WHEREAS, pursuant to an Agreement and Plan of Merger dated as of September 27, 1994 among the Company, PFAC and Pro-Fac, PFAC is merging with and into the Company, with the Com-pany continuing as the surviving corporation (the 'Merger') and, in connection therewith, the Company is assuming all of PFAC's debts, liabilities, duties and obligations, including PFAC's Obligations in respect of the Notes and under the Inden-ture; and

          WHEREAS, in connection with the Merger and related transactions, the Designated Subsidiaries have guaranteed cer-tain Senior Indebtedness of the Company and, as a consequence thereof, are required, pursuant to Section 4.17 of the Inden-ture, to become Subsidiary Guarantors under the Indenture; and

          WHEREAS, the Company desires by this First Supplemen-tal Indenture, pursuant to and as contemplated by Sections 5.1 and 9.1 of the Indenture, to expressly assume the covenants, agreements and undertakings of PFAC in respect of the Notes and under the Indenture; and

          WHEREAS, the Designated Subsidiaries desire by this First Supplemental Indenture, pursuant to and as contemplated by Sections 4.17 and 9.1 of the Indenture, to become Subsidiary
Guarantors under the Indenture; and

          WHEREAS, the execution and delivery of this First
Supplemental Indenture have been authorized by resolutions of the respective Boards of Directors of the Company and the Des-ignated Subsidiaries; and

                                   2
          WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been per-formed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto;

          NOW, THEREFORE, in consideration of the above prem-ises, each party agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Securities, as follows:


                         ARTICLE XIII

               ASSUMPTION OF OBLIGATIONS OF PFAC

     SECTION 13.1 Assumption. The Company hereby expressly and unconditionally assumes each and every covenant, agreement and undertaking of PFAC in the Indenture as if the Company had been the original Issuer of the Notes, and also hereby expressly and unconditionally assumes each and every covenant, agreement and undertaking in each Note outstanding on the date of this First Supplemental Indenture.

     SECTION 13.2    Note.    To evidence its assumption of the
Obligations of PFAC in respect of the Notes and under the Indenture as set forth in Section 1.1 hereof, the Company shall, simultaneously with the Consummation of the Exchange Offer, execute and deliver a Note in the form set forth as Exhibit A to the Indenture, but identifying the Company as the Issuer.


                          ARTICLE XIV

                     SUBSIDIARY GUARANTORS

          SECTION 14.1 Guarantees. Each Designated Subsid-iary hereby guarantees the Obligations of the Company in respect of the Notes and of the Indenture and agrees to become a Subsidiary Guarantor under the Indenture as if each such Des-ignated Subsidiary had been an original Guarantor of the Obli-gations of the Company in respect of the Notes and under the Indenture.

          SECTION 14.2   Notation on Security Relating to Guar-
antee.  To evidence its guarantee of the Obligations of the

                                   3
Company as set forth in Section 2.1 hereof, each Designated Subsidiary shall, simultaneously with the execution and deliv-ery of this First Supplemental Indenture, execute and deliver an endorsement in the form set forth in Exhibit A to the Inden-ture, but identifying such Designated Subsidiary as Guarantor.


                          ARTICLE XV

                   MISCELLANEOUS PROVISIONS

          SECTION 15.1 Terms Defined. For all purposes of this First Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capi-talized form in this First Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

          SECTION 15.2   Indenture.  Except as amended hereby,
the Indenture and the Securities are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

          SECTION 15.3 Governing Law. THIS FIRST SUPPLEMEN-TAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

          SECTION 15.4   Successors.  All agreements of the
Company in this First Supplemental Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 15.5 Multiple Counterparts. The parties may sign multiple counterparts of this First Supplemental Indenture. Each signed counterpart shall be deemed an origi-nal, but all of them together represent the same agreement.

                                  4
                          SIGNATURES


          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

                              CURTICE-BURNS FOODS, INC.


                              By: /s/ Roy A. Myers
                                  Name:  Roy A. Myers
                                  Title: Chief Executive Officer


                              HUSMAN SNACK FOODS COMPANY, INC.


                              By: /s/ William D. Rice
                                  Name:  William D. Rice
                                  Title: Vice President


                              FINGER LAKES PACKAGING COMPANY, INC.


                              By: /s/ William D. Rice
                                  Name:  William D. Rice
                                  Title: Vice President


                              CURTICE-BURNS MEAT SNACKS, INC.


                              By: /s/ William D. Rice
                                  Name:  William D. Rice
                                  Title: Vice President


                              CURTICE-BURNS EXPRESS, INC.


                              By: /s/ Roy A. Myers
                                  Name:  Roy A. Myers
                                  Title: President

                                   5
                              PRO-FAC HOLDING COMPANY OF IOWA, INC.


                              By: /s/ Roy A. Myers
                                  Name:  Roy A. Myers
                                  Title: Vice President


                              SEASONAL EMPLOYERS, INC.


                              By: /s/ William D. Rice
                                  Name:  William D. Rice
                                  Title: Vice President


                              QUALITY SNAX OF MARYLAND, INC.


                              By: /s/ William D. Rice
                                  Name:  William D. Rice
                                  Title: Vice President


                              NALLEY'S CANADA LIMITED


                              By: /s/ William D. Rice
                                  Name:  William D. Rice
                                  Title: Vice President


                              KENNEDY ENDEAVORS, INCORPORATED


                              By: /s/ William D. Rice
                                  Name:  William D. Rice
                                  Title: Vice President


                              IBJ SCHRODER BANK & TRUST
                                COMPANY, as Trustee


                              By: /s/ Thomas J. Bogert
                                  Name:  Thomas J. Bogert
                                  Title: Assistant Vice President